                      MASTER INFORMATION SERVICES AGREEMENT
                                 by and between
                 THE TRUSTEES OF THE UNIVERSITY OF PENNSYLVANIA,
                            Owner and Operator of the
                    UNIVERSITY OF PENNSYLVANIA HEALTH SYSTEM
                               and its AFFILIATES



                                       and



                          FCG MANAGEMENT SERVICES, LLC






                         Executed as of January 23, 2001

                             Effective March 18, 2001

MASTER INFORMATION SERVICES AGREEMENT.............................................................................1

BACKGROUND AND PURPOSE............................................................................................1

ARTICLE 1.........................................................................................................2
   DEFINITIONS....................................................................................................2
   Section 1.1  Certain Definitions...............................................................................2
   Section 1.2  Other Definitions.................................................................................7

ARTICLE 2.........................................................................................................7
   MASTER AGREEMENT...............................................................................................7
   Section 2.1  Master Agreement..................................................................................7
   Section 2.2  Interpretation and Precedence.....................................................................7

ARTICLE 3.........................................................................................................8
   TERM...........................................................................................................8
   Section 3.1   Term and Transition Period.......................................................................8
   Section 3.2   Renewal and Expiration...........................................................................8

ARTICLE 4.........................................................................................................9
   SCOPE OF WORK AND RESPONSIBILITIES.............................................................................9
   Section 4.1   General..........................................................................................9
   Section 4.2   Scope of Work....................................................................................9
   Section 4.3   Customer Responsibilities.......................................................................10
   Section 4.4   Transfer of Hardware and Assignment of Agreements...............................................11
   Section 4.5   Maintenance.....................................................................................12
   Section 4.6   Hardware, Software and Manufacturers' Warranties and Other Agreements...........................13
   Section 4.7   Staff Management................................................................................13
   Section 4.8   Procedures Manual...............................................................................13
   Section 4.9   Change Management...............................................................................14
   Section 4.10  New Work........................................................................................15
   Section 4.11  Licenses and Permits............................................................................16
   Section 4.12  Services Non-Exclusive..........................................................................16
   Section 4.13  Employment and Compensation of Counsel and Other Consultants....................................16
   Section 4.14  Customer Office Space at Supplier Facilities....................................................17

ARTICLE 5........................................................................................................17
   SERVICE LEVELS................................................................................................17
   Section 5.1   Service Schedules...............................................................................17
   Section 5.2   Review of Service Levels........................................................................17
   Section 5.3   Measurement and Monitoring Tools................................................................18
   Section 5.4   Failure to Meet Service Levels..................................................................18
   Section 5.5   Performance Standards...........................................................................19
   Section 5.6   Customer Satisfaction Survey....................................................................19
   Section 5.7   Supplier Benchmarking...........................................................................19

ARTICLE 6........................................................................................................19
   PERSONNEL.....................................................................................................19
   Section 6.1   Furnishing of Supplier Employees................................................................19

   Section 6.2   Supplier Employee Compensation..................................................................20
   Section 6.3   Compliance with Laws Relating to Employment.....................................................20
   Section 6.4   Safety and Training.............................................................................20
   Section 6.5   Health Status and Injury........................................................................21
   Section 6.6   Customer's Involvement in Supplier Employee Matters.............................................21
   Section 6.7   Transition of Personnel.........................................................................22

ARTICLE 7........................................................................................................24
   COMPENSATION..................................................................................................24
   Section 7.1   Charges in General..............................................................................24
   Section 7.2   Taxes...........................................................................................24
   Section 7.3   Out-of-Scope Services...........................................................................25
   Section 7.4   Recordkeeping...................................................................................26
   Section 7.5   Most Favored Customer...........................................................................26

ARTICLE 8........................................................................................................27
   INVOICING AND PAYMENT.........................................................................................27
   Section 8.1   Invoices........................................................................................27
   Section 8.2   Payment.........................................................................................27
   Section 8.3   Proration.......................................................................................27
   Section 8.4   Set-off and Withholding.........................................................................28

ARTICLE 9........................................................................................................28
   PURCHASING....................................................................................................28
   Section 9.1   Generally.......................................................................................28
   Section 9.2   Sales and Use Taxes.............................................................................28
   Section 9.3   Community, Women-Owned and Minority-Owned Business Development..................................29

ARTICLE 10.......................................................................................................30
   SOFTWARE AND INTELLECTUAL PROPERTY RIGHTS AND OBLIGATIONS.....................................................30
   Section 10.1  Customer Proprietary Software...................................................................30
   Section 10.2  Customer Licensed Software......................................................................30
   Section 10.3  Supplier Proprietary and Licensed Software......................................................30
   Section 10.4  Ownership of Work Product.......................................................................31
   Section 10.5  Source Code.....................................................................................33

ARTICLE 11.......................................................................................................33
   CONFIDENTIALITY...............................................................................................33
   Section 11.1  Definitions.....................................................................................33
   Section 11.2  Rights, Restrictions and Obligations of the Receiving Party.....................................34
   Section 11.3  Rights and Remedies of the Disclosing Party.....................................................36
   Section 11.4  Nondisclosure Agreements........................................................................36
   Section 11.5  Ownership of Customer Business Records and Data.................................................36
   Section 11.6  Return of Customer Business Records and Data....................................................36
   Section 11.7  Security and Privacy............................................................................37
   Section 11.8  Destroyed or Lost Business Records or Data......................................................37
   Section 11.9  Hardware Removed From Service...................................................................38

ARTICLE 12.......................................................................................................38
   MANAGEMENT AND SUBCONTRACTING.................................................................................38

   Section 12.1  Contract Executives.............................................................................38
   Section 12.2  Key Personnel...................................................................................38
   Section 12.3  Minimum Proficiency Levels......................................................................39
   Section 12.4  Supplier Services to Third Parties..............................................................39
   Section 12.5  Oversight Committee.............................................................................39
   Section 12.6  Subcontracting..................................................................................39
   Section 12.7  Non-Solicitation................................................................................41

ARTICLE 13.......................................................................................................41
   AUDITS........................................................................................................41
   Section 13.1  Audit Rights....................................................................................41
   Section 13.2  Overcharges.....................................................................................42
   Section 13.3  Supplier Audits.................................................................................42
   Section 13.4  Survival........................................................................................43

ARTICLE 14.......................................................................................................43
   INSURANCE; RISK OF LOSS.......................................................................................43
   Section 14.1  Required Insurance Coverages....................................................................43
   Section 14.2  General Insurance Requirements..................................................................44
   Section 14.3  Risk of Loss....................................................................................44

ARTICLE 15.......................................................................................................45
   CERTAIN REPRESENTATIONS, WARRANTIES AND COVENANTS.............................................................45
   Section 15.1  Mutual Representations and Warranties...........................................................45
   Section 15.2  Supplier Representations and Warranties.........................................................45
   Section 15.3  Ethical Standards...............................................................................47
   Section 15.4  RFP and Due Diligence Assistance................................................................48

ARTICLE 16.......................................................................................................48
   COMPLIANCE WITH LAWS..........................................................................................48
   Section 16.1  Legal Requirements Generally....................................................................48
   Section 16.2  Licenses and Permits............................................................................48
   Section 16.3  Customer Rules and Regulations..................................................................49
   Section 16.4  Compliance with Agencies and Associations.......................................................49
   Section 16.5  Compliance by Customer..........................................................................49
   Section 16.6  Environmental and Safety Obligations............................................................49
   Section 16.7  Affirmative Action and Equal Opportunity Programs...............................................50
   Section 16.8  Access Clause...................................................................................51

ARTICLE 17.......................................................................................................52
   INDEMNIFICATION...............................................................................................52
   Section 17.1  Indemnification by Supplier.....................................................................52
   Section 17.2  Indemnification by Customer.....................................................................52
   Section 17.3  Mutual Indemnification..........................................................................53
   Section 17.4  Intellectual Property Indemnification...........................................................53
   Section 17.5  Indemnification Procedures......................................................................53
   Section 17.6  Cooperation in the Event of Lawsuits............................................................54

ARTICLE 18.......................................................................................................54
   LIABILITY AND FORCE MAJEURE...................................................................................54

   Section 18.1  Liability.......................................................................................54
   Section 18.2  Exclusion of Certain Damages....................................................................54
   Section 18.3  Limitation of Liability.........................................................................54
   Section 18.4  Force Majeure...................................................................................55

ARTICLE 19.......................................................................................................56
   TERMINATION...................................................................................................56
   Section 19.1  Termination for Cause...........................................................................56
   Section 19.2  Termination for Convenience.....................................................................57
   Section 19.3  Immediate Termination...........................................................................57
   Section 19.4  Termination Upon Force Majeure Event............................................................58
   Section 19.5  Effect of Termination...........................................................................58
   Section 19.6  Assistance Upon Termination or Expiration.......................................................58

ARTICLE 20.......................................................................................................60
   DISPUTE RESOLUTION............................................................................................60
   Section 20.1  General.........................................................................................60
   Section 20.2  Informal Dispute Resolution.....................................................................60
   Section 20.3  Arbitration.....................................................................................61
   Section 20.4  Continued Performance...........................................................................61
   Section 20.5  Applicable Law..................................................................................61
   Section 20.6  Jurisdiction and Venue..........................................................................61
   Section 20.7  Equitable Remedies; Injunctive Relief...........................................................62
   Section 20.8  Fees and Expenses...............................................................................62

ARTICLE 21.......................................................................................................62
   MISCELLANEOUS.................................................................................................62
   Section 21.1  Interpretation..................................................................................62
   Section 21.2  Binding Nature and Assignment...................................................................63
   Section 21.3  Expenses........................................................................................63
   Section 21.4  Amendment and Waiver............................................................................63
   Section 21.5  Further Assurances; Consents and Approvals......................................................63
   Section 21.6  Publicity.......................................................................................63
   Section 21.7  Severability....................................................................................63
   Section 21.8  Entire Agreement................................................................................63
   Section 21.9  Notices.........................................................................................64
   Section 21.10 Survival.................................................................. .....................65
   Section 21.11 Independent Contractors.........................................................................65
   Section 21.12 Third Party Beneficiaries.......................................................................66
   Section 21.13 Counterparts....................................................................................66
   Section 21.14 Contingency.....................................................................................66

                      MASTER INFORMATION SERVICES AGREEMENT

         This Master Information Services Agreement (the "Master Agreement") is entered into this 23rd day of January, 2001, by and between the Trustees of the University of Pennsylvania, a non-profit corporation incorporated under the laws of the Commonwealth of Pennsylvania, owner and operator of the University of Pennsylvania Health System and its Affiliates ("Customer"), and FCG Management Services, LLC a Delaware limited liability company ("Supplier").

                             BACKGROUND AND PURPOSE

         Supplier recognizes that Customer faces challenges to utilize its IT budget in the most effective and efficient manner in order to meet an increasingly competitive environment. To meet this objective and to maintain a competitive position, Customer must harness the full strength of its existing IT assets and effectively deploy new technologies. Every IT asset, from the desktop workstation to the data center, must be integrated into an information environment that empowers Customer's employees to be productive and creative. Customer desires an outsource contractor that will assume full responsibility and accountability for providing end-to-end IT operations to Customer, in accordance with the Scope of Work, including data center, LAN, WAN, desktop, network management, help desk, disaster recovery and applications support.

         Supplier acknowledges that it is capable of fulfilling the foregoing objectives, and desires to do so. Supplier has represented to Customer that it is a leading and experienced outsource contractor and systems integrator with experience serving teaching hospitals and health centers. That experience includes, but is not limited to, configuration of computer Hardware and Software systems, integration of data processing networks supporting remote users, operation of data centers, desk top management, Software development and maintenance, equipment management and maintenance, general support of the foregoing, and help desks. Supplier further has represented that it has established a methodology and approach that will allow Customer to sustain and enhance its IT systems by providing better and faster service to users, while reducing the cost of IT functions previously performed by Customer for itself.

         Customer's objectives in entering into this Master Agreement include obtaining: (i) staffing flexibility and responsibility for personnel recruiting and training; (ii) avoidance of significant future capital investment; (iii) operating cost reductions (iv) continuous process improvement; (v) high quality services in the areas described in this Master Agreement and its Appendices provided in a cost-effective manner and (vi) a flexible relationship with Supplier under which Supplier will be highly responsive to the requests of Customer and to changes in processes and methods for providing the Services, including accommodation of significant changes in volume of operations, changes in facilities served and improved methods of monitoring, measuring and achieving increased levels of Services. Supplier fully understands Customer's objectives in entering into this Master Agreement. Based on such review and understanding, Supplier represents and warrants to Customer that Supplier currently has and will maintain the capability to achieve those objectives.

         On the basis of and in reliance upon the inducements described above, and the representations and warranties made by Supplier in this Master Agreement, Customer desires to engage Supplier to perform the services described in this Master Agreement.

         NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, the receipt, sufficiency, and adequacy of which are hereby acknowledged, the Parties, intending to be legally bound, hereby contract and agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

SECTION 1.1  CERTAIN DEFINITIONS

         In this Master Agreement, the following terms shall have the indicated meanings:

         "AAA" means the American Arbitration Association.

         "ACS" means Affiliated Computer Services, Inc., a Delaware corporation, Supplier's primary subcontractor for data center operations and other Services.

         "AFFILIATE" means, with respect to any specified person or entity, any other person or entity that directly, or indirectly through one or more intermediaries, Controls or is Controlled by, or is under common Control with, the specified person or entity.

         "AGENT" means an employee, contractor or subcontractor.

         "APPENDICES" means all schedules, exhibits and attachments to this Master Agreement.

         "BASELINE" means, with respect to any Service, the baseline units for that Service listed in Attachment 19.2.

         "CHANGE" has the meaning given in Section 4.9.

          "CHANGE ORDER" means an authorization signed by the Customer Contract Executive authorizing a modification of Hardware, Software, the System or Services in accordance with Customer's applicable policies and procedures.

         "COMMERCIALLY REASONABLE EFFORTS" means, with respect to any objective, a level of effort to achieve such objective equal to or exceeding the level of effort to achieve the same or similar objectives used by other sophisticated outsourcing companies providing services similar to the Services, and in any event a prompt and diligent effort, made in a professional and workmanlike manner, using qualified individuals.

         "CONFIDENTIAL INFORMATION" has the meaning given in Section 11.1.

         "CONFIDENTIAL MATERIALS" has the meaning given in Section 11.1.

         "CONTRACT AFFILIATE" means those certain present and future entities or facilities (i) Controlled by Customer, (ii) participating in any joint venture to which Customer or any entity referred to in the previous clause is a party, or (iii) for whom Customer provides clinical, administrative or information services, as specified on Exhibit C as amended from time to time, for which Services will be provided pursuant to this Master Agreement. Offices of physicians and other caregivers who have privileges at a Customer or Affiliate health facility may be included within this definition of Contract Affiliate.

         "CONTRACT EXECUTIVE" means the individual representatives of Supplier and Customer who are assigned the primary responsibility of managing the Service Schedules as described in Section 12.1.

         "CONTROL" and its derivatives means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract, or otherwise.

         "CUSTOMER" shall mean the Trustees of the University of Pennsylvania, owner and operator of the University of Pennsylvania Health System and Affiliates.

         "CUSTOMER BUSINESS RECORDS AND DATA" means originals and copies of any and all contracts, leases, licenses, accounting documents, invoices, checks, statements, receipts, correspondence, vouchers and all other documents of any kind generated or received by Supplier relating to the business operations of Customer or the Services being performed by Supplier on behalf of Customer, whether stored in digital format on magnetic, optical or other media.

         "CUSTOMER COMPETITOR" has the meaning given in Section 12.4.

         "CUSTOMER LICENSED SOFTWARE" means third party Software licensed by Customer for use in the System.

          "CUSTOMER PROPRIETARY SOFTWARE" means all computer programs, supporting Documentation and materials, and the intellectual property rights related thereto, that are owned by or licensed exclusively to Customer.

         "DISCLOSING PARTY" has the meaning given in Section 11.1.

         "DOCUMENTATION" means all technical printed materials which relate to the System or the Services to be performed under this Master Agreement, and may include operator's, user's and other manuals containing all written procedures necessary for Customer personnel to understand the functionality and operation of the System sufficiently to use the System in performance of their day-to-day job functions as well as printed materials detailing the Services Supplier is providing and methods for obtaining the Services.

         "EFFECTIVE DATE" has the meaning given in Section 3.1.

         "EMPLOYMENT DATE" has the meaning set forth in Section 6.7.1.

         "EXCUSED PERFORMANCE EVENT" means the first manifestation of an extraordinary latent error or defect in Hardware or Software used by Supplier in providing the Services (and any related repeated instances pending Supplier's diligent correction of the defect) if such defect was

(i) unknown to Supplier, (ii) not disclosed in any information distributed by the third party licensor, manufacturer or distributor and (iii) not preventable or discoverable through normal testing or maintenance procedures.

         "FORCE MAJEURE EVENTS" has the meaning set forth in Section 18.4.

         "HARDWARE" means all information and communications technology machinery and equipment, together with all associated components, media, firmware, and other embedded Software and instructions provided, operated or maintained pursuant to this Master Agreement.

         "HELP DESK" means the single focal point of contact for the coordination of all IT support functions within the Scope of Work, in accordance with the provisions of the applicable Service Schedule.

         "INDEMNITEES" shall mean, with respect to a Party entitled to indemnification hereunder, such Party and its Affiliates, trustees, officers, directors, employees, agents, successors, and assigns.

         "IT" means information and communications technology products and services.

         "KEY PERSONNEL" means the individuals identified on Attachment 12.2 whose continued employment is important for the successful delivery of the Services and continued operation of the System.

         "LAN" or "LOCAL AREA NETWORK" means the equipment, software, lines, interconnect devices (e.g., bridges, routers, hubs, switches, gateways), wiring, cabling and fiber that are used to create, connect and transmit data, voice and video signals within and among Customer's local area network segments. LANs commence with the interface to a WAN network interconnect device (e.g., router) and end with and include the network interface points (e.g., network interface cards "") that are in LAN-connected equipment (e.g., desktop equipment, servers).

         "LEGAL AND CONTRACTUAL REQUIREMENTS" means the requirements of all present and future (i) laws, rules, regulations, ordinances, orders, decrees, injunctions, restrictions, standards, guidelines and directives of any federal, state, local or other public or private body exercising authority with respect to Customer or any Contract Affiliate, and (ii) leases, licenses, agreements, covenants, permits, insurance policies and other agreements, to the extent that the applicable Party hereunder has received copies or was notified thereof, or to the extent that such Party's employees at levels above clerical or maintenance have knowledge thereof, or could reasonably be expected to obtain knowledge thereof in connection with performance of the Services hereunder (including any of the foregoing that prohibit restraints on trade or discrimination), that are, may be or may become applicable to Customer, Supplier, their respective Affiliates or vendors.

         "LOSSES" means all losses, liabilities, damages, claims and demands, and all related costs and expenses (including any and all reasonable legal fees and reasonable costs of investigation, litigation, settlement, judgment, appeal, interest and penalties) asserted against or incurred by an indemnified Party hereunder in connection with an indemnified claim.

         "MANUAL" means the procedures Manual, as contemplated in Section 4.8.

         "MASTER AGREEMENT" means this Master Information Services Agreement and all Appendices hereto.

         "MISSION CRITICAL SERVICES" has the meaning given in Section 18.4(b).

         "NEW WORK" means additional tasks or services outside the then-current Scope of Work, which materially expand or change the Scope of Work, or require the use of Hardware or Software that is substantially dissimilar to Hardware or Software within the Scope of Work, or require manpower or other resources materially greater or different from those employed on an ongoing basis to perform the then-current Scope of Work.

         "OPERATING LEVEL AGREEMENTS" means those written agreements specifying responsibilities of Customer under this Master Agreement, as contemplated by
Section 4.3.3.

         "PARTIES" means Customer and Supplier, and "PARTY" means either one of them.

         "PASS-THROUGH EXPENSES" means the actual invoiced amounts (excluding any Supplier profit, administrative fee, overhead charges or other markup) that Customer has agreed to pay directly or for which Customer has agreed to reimburse Supplier.

         "PERFORMANCE STANDARDS" has the meaning given in Section 5.5.

         "PRIVACY LAWS" means all present and future laws and regulations relating to the privacy of individually identifiable medical, financial or other information including, without limitation regulations implementing sections 1171 through 1179 of the Social Security Act, as amended, and section 264 of Pub. L. 104-191 (the Health Insurance Portability and Accountability Act (HIPAA)).

         "RECEIVING PARTY" has the meaning given in Section 11.1.

         "SCOPE OF WORK" means all of the tasks contemplated by Section 4.2 as further described in Service Schedules One through Six, as amended from time to time, and as supplemented by Changes authorized pursuant to Section 4.9, by New Work authorized pursuant to Section 4.10, and by Termination Assistance.

         "SERVICE SCHEDULE" and "SERVICE LEVEL" have the meaning given in
Section 5.1.

         "SERVICE LEVEL CREDITS" has the meaning given in Section 5.4(a).

         "SERVICE REQUEST" has the meaning given in Section 4.9(a).

         "SERVICE TERMINATION DATE" means the date on which specified Services terminate subject to the performance of Services and Termination Assistance during the Termination Transition Term.

         "SERVICES" has the meaning given in Section 4.2.

         "SOFTWARE" means all systems and computer programs, including application software, enhancements and bug fixes, in binary executable code, used to perform the Services. When used herein, any type of Software shall be deemed to include the relevant Documentation related thereto.

         "SOURCE CODE" means the human readable and machine readable computer program source listings and instructions written by computer programmers in a high level language and the associated comments and internal documentation which accompany it (including, but not limited to, flowcharts, programmers' notes and such other materials as may be reasonably necessary for a competent programmer to modify and maintain the Software).

         "SUBCONTRACT" has the meaning given in Section 12.6(b).

         "SUPPLIER EMPLOYEES" means individuals employed by Supplier or any of its Affiliates for the purpose of providing Services hereunder.

         "SUPPLIER LICENSED SOFTWARE" means third party Software licensed to Supplier and used in providing Services to Customer.

         "SUPPLIER PROPRIETARY SOFTWARE" means all computer programs, supporting Documentation and materials, and the intellectual property rights related thereto, that are owned by or licensed exclusively to Supplier, as set forth on Attachment 10.3.

         "SYSTEM" means those Software and Hardware items, components, networks and services, all as specified or referred to in the Scope of Work, operating in an integrated fashion to provide the processing capabilities and functional characteristics necessary to meet Customer's intended uses.

          "TERM" has the meaning given in Section 3.1.

         "TERMINATION ASSISTANCE" means those tasks required to effectively transfer back to Customer or Customer's designee all Services, assets, agreements and know-how necessary to operate the then-current System, as contemplated and further specified in Exhibit D.

         "TERMINATION TRANSITION TERM" means the period during which Supplier will transfer the control and responsibility for all IT functions previously performed by or for Supplier to Customer or Customer's designees.

         "THIRD PARTY PROVIDER" means any third party, other than a Supplier Agent, that is engaged to provide IT-related services to Customer.

         "TRANSFERRED EMPLOYEE" has the meaning set forth in Section 6.7.1.

         "TRANSITION PERIOD" has the meaning set forth in Section 3.1.

         "TRANSITION TASKS" means those tasks required to effectively transfer operations within the Scope of Work to Supplier, as contemplated by and further specified in Service Schedule Six.

         "WAN" or "WIDE AREA NETWORK" means the equipment, software, lines, interconnect devices, wiring, cabling and fiber that are used to create, connect and transmit data, voice and video signals: (i) across LAN in the Customer's campus (excluding local area networks at affiliates offices); (ii) to provide connectivity to affiliates offices; (iii) to non-customer locations that do business with Customer and for which Customer is responsible for providing connectivity. WANs commence with the WAN network interconnect equipment (e.g., router, CSU/DSU, dial-up modem, dial backup equipment) in the Philadelphia metropolitan area and end with and include the WAN network interconnect equipment (e.g., router, CSU/DSU, dial-up modem, dial backup equipment) at the remote locations outside of the Philadelphia metropolitan area.

         "YEAR 2000 COMPLIANT" means that the computer Hardware, Software and related resources owned or used by Supplier in providing the Services will (i) operate and produce data on and after January 1, 2000 (including taking into effect that such year is a leap year), accurately and in a manner consistent with their performance prior to January 1, 2000, and (ii) accept, calculate, process, maintain, write and output, accurately, all times or dates, or both, whether before, on or after January 1, 2000 (including taking into effect that such year is a leap year), and any time periods determined or to be determined based on any such times or dates, or both in a manner consistent with their performance prior to January 1, 2000.

SECTION 1.2  OTHER DEFINITIONS

         Other terms used in this Master Agreement and the Appendices hereto, including the Service Schedules, are defined where they first appear and have the respective meanings there indicated.

                                    ARTICLE 2
                                MASTER AGREEMENT

SECTION 2.1  MASTER AGREEMENT

         This Master Agreement and its Appendices contain all contractual terms for Services to be provided to Customer by Supplier and the provisions for payment.

SECTION 2.2  INTERPRETATION AND PRECEDENCE

         This Master Agreement is to be interpreted so that all of the provisions are given as full effect as possible. In the event of a conflict between this Master Agreement and an Appendix hereto, the order of precedence shall be (i) this Master Agreement, (ii) the Scope of Work (Exhibit B), (iii) the Service Schedules (including any appendices referred to therein), (iv) Exhibits other than Exhibit B, and (v) the Attachments to the Master Agreement. In this Master Agreement, unless otherwise specifically provided:

         (a) words importing the singular number include the plural and vice versa and words importing gender include all genders;

         (b) in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding;"

         (c) the division of this Master Agreement and any Appendix hereto into articles, sections, subsections, exhibits and schedules, and the insertion of any captions or headings, are for convenience of reference only and shall not affect its construction or interpretation;

         (d) references to a specified article, section, subsection or other subdivision shall be construed as references to that specified portion of this Master Agreement, unless the context otherwise requires;

         (e) references to "days" means calendar days unless "business days" are specified;

         (f) the term "including" means "including, without limitation," or "including, but not limited to" and

         (g) the terms "shall", "must" and "will" shall be construed as requiring mandatory action, unless the context otherwise requires.

                                    ARTICLE 3
                                      TERM

SECTION 3.1  TERM AND TRANSITION PERIOD

         (a) The term of this Master Agreement shall begin on the date selected by mutual agreement of the Parties, but no later than sixty (60) days following execution of this Agreement (the "Effective Date") and shall continue for a period of five (5) years, unless earlier terminated in accordance with the provisions of this Master Agreement (the "Initial Term"). "Term" shall refer collectively to the Initial Term and all renewals thereof.

         (b) The Transition Period, during which the Transition Tasks will be performed, shall begin on the Effective Date and continue for a period of six
(6) months.

SECTION 3.2  RENEWAL AND EXPIRATION

         Customer shall have the option to renew this Master Agreement for up to two (2) additional periods of one (1) year each, by delivering written notice of each such renewal to Supplier at least ninety (90) days before expiration of the then-current Term. Following issuance of said renewal notice, Customer and Supplier will enter good faith negotiations to establish the Service Levels and pricing structure for the next renewal period. If Customer elects not to renew or if the Parties fail to agree to the Service Levels and pricing structure in a signed writing by midnight of the scheduled Service Termination Date, such failure will trigger an automatic Termination Transition Term, at the then-existing pricing structure and Service Levels for an additional one hundred eighty (180) days. All Termination Assistance will be performed within such Termination Transition Term, pursuant to the provisions of Section 19.6.

                                    ARTICLE 4
                       SCOPE OF WORK AND RESPONSIBILITIES

SECTION 4.1  GENERAL

         Supplier understands and agrees that, as one of the nation's most well-respected health care systems, Customer must operate on a safe, consistent, continuous and timely basis. In addition, Customer operates several facilities that must be operational during certain identified periods. Consequently, Supplier must perform the Services in accordance with the Service Schedules and Performance Standards, and the time periods stated therein are of the essence. The performance of the obligations and the payment of the liabilities of Supplier hereunder shall be guaranteed by First Consulting Group, Inc. pursuant to the Guaranty Agreement attached hereto as Exhibit A.

SECTION 4.2  SCOPE OF WORK

         Customer has engaged Supplier to undertake, on behalf of Customer and the Contract Affiliates, specified IT management services, distributed systems management services, data center operations, and application support services, as specifically defined in the Scope of Work attached hereto as Exhibit B, together with maintenance required with respect to the foregoing (the "Services"). Supplier will also define the requirements for and develop all interfaces necessary to enable Supplier to provide such Services. As the provider of such Services, Supplier will act as a systems integrator enabling Customer to reduce operating costs and improve System-wide efficiency.

         Upon the written request of Customer, Supplier shall provide the Services to those present and future Contract Affiliates as Customer may designate from time to time, all in accordance with the terms and conditions of this Master Agreement; provided that Customer will be responsible for any incremental third party charges associated with making the Services available to any such Contract Affiliates. If such a request is made by Customer, then Customer and Supplier shall each have all of the same rights and obligations with respect to Services provided to Contract Affiliates as they do with respect to Services provided to Customer. Any additional financial arrangements specific to each such Contract Affiliate shall be consistent with the unit pricing methodology adopted by the Parties, mutually agreed upon in writing and attached as an amendment to the Master Agreement. Supplier does not provide health care services and will not operate the capital equipment of Customer for purposes of providing health care services to patients.

         If at any time during the Term of this Master Agreement, Customer sells or otherwise transfers ownership or Control of a Contract Affiliate to which Supplier is providing Services hereunder to a third party, Supplier shall continue to provide the Services to such Contract Affiliate if requested by Customer, and for the time period requested by Customer, not to exceed one (1) year from the date of such sale or transfer, on the terms and conditions set forth in this Master Agreement or on such other terms as the Parties may mutually agree upon. Supplier shall cooperate with Customer, such Contract Affiliate and any new service provider to ensure an uninterrupted transition to the new service provider. Notwithstanding anything to the contrary in this Agreement, Customer or such Contract Affiliate, as the case may be, will be responsible for any and all incremental third party charges associated with making the Services available to any such transferred Contract Affiliate.

SECTION 4.3 CUSTOMER RESPONSIBILITIES

         4.3.1  Access to Hardware and Software

         During the Term, Customer will provide access to the Customer Proprietary Software and the Hardware to Supplier and to Supplier's Agents to the extent such access is required to perform the Services. Supplier will use Commercially Reasonable Efforts to minimize the number of persons and entities who require such access to reduce the associated cost and inconvenience to Customer.

         4.3.2  Facilities for Supplier's Personnel

         Customer will provide designated facilities for use by Supplier and its Agents who require such access to efficiently perform the Services for so long as Supplier shall reasonably require the use of such facilities. The facilities provided by Customer generally will be equivalent to the space occupied and the telephones, office furnishings and fixtures used by Customer personnel performing similar functions. Supplier acknowledges and agrees that such facilities are sufficient for performing the Services and for satisfying Supplier's responsibilities under this Master Agreement. Supplier further agrees that all Supplier Employees using such Customer facilities will be under the direct control of Supplier with respect to Services performed. Supplier Employees using such facilities will be accorded reasonable access to, and the use of, office equipment including Customer's standard desktop pc configuration, and other services such as photocopiers, network printers, facsimile machines, local and long distance telephone service for Customer-related calls, and secretarial, travel and mail services, postage, parking, and conference rooms, as were in use by Customer personnel as of the Effective Date but in no event to a greater extent than such services were used by Customer personnel prior to the Effective Date. If Customer upgrades, replaces or otherwise improves its standard desktop configuration during the term of this Agreement, or upgrades or replacements to selected desktop configurations are required in connection with Customer-approved upgrades or replacements of other Customer Hardware or Software, then Supplier Employees with access to Customer desktop equipment shall have access to such equipment as upgraded, replaced or improved to the extent necessary to perform the Services hereunder. Supplier will reimburse Customer within thirty (30) days of receipt of Customer's invoice for any costs associated with Supplier's excessive use (defined as costs in excess of an annual budget agreed to between Supplier and Customer) of Customer services such as telephone, facsimile, secretarial, mail and courier services. Such costs will be treated as pass-through expenses paid by Supplier. Supplier will be responsible for providing all other office and data processing equipment needed by Supplier to provide the Services, and for appropriate upgrades, replacements and additions to equipment.

         Supplier may not use Customer facilities for the sharing of services with other Supplier customers without the prior written consent of Customer, which consent may be withheld in Customer's sole discretion.

         4.3.3  Operating Level Agreements

         Customer agrees to use Commercially Reasonable Efforts to perform its obligations under Customer Operating Level Agreements set forth on Attachment 4.3.3.

         If Customer or any of its representatives fails to perform any material obligation under this Master Agreement, which failure prevents Supplier from performing any of its obligations hereunder, Supplier's time for performance of such obligations will be extended by that period of time during which Customer or any of its representatives failed to perform. In addition, if as a result of any action or failure to act on the part of Customer or any of its representatives, Supplier's ability to perform has been rendered impossible (for example, Supplier's obligation to repair a pc is rendered impossible by virtue of the pc having been repaired by a third party), then Supplier will be relieved of its responsibility to perform such obligation in that instance. However, in all events, Supplier shall use Commercially Reasonable Efforts, commensurate with the level of criticality of Supplier's tasks to be performed, to perform in accordance with this Master Agreement notwithstanding a failure to perform by Customer or any of its representatives, and Supplier shall notify the Contract Executive of the failure to perform and Supplier's plan for completing its performance.

         Supplier agrees to make no claim for damages for delay in performance occasioned by an act or a failure to act by Customer or any of its representatives. In such cases, Supplier's sole compensation for delay shall be an extension of the time required to perform the tasks delayed or appropriate relief from the Service Level affected by the delay. Should adjustments be required which would substantially alter the Scope of Work, the Parties will negotiate in good faith and agree to an appropriate adjustment in the Service Levels and compensation payable to Supplier.

SECTION 4.4  TRANSFER OF HARDWARE AND ASSIGNMENT OF AGREEMENTS

         4.4.1  Transfer of Hardware

         It is presently contemplated that Customer will cause the Hardware identified on Attachment 4.4.1 to be transferred to Supplier. Such Hardware shall be transferred AS IS, at current fair market value, without warranty of any type other than a warranty of title and warranty that the transferred Hardware is owned by Customer or an Affiliate free and clear of any liens or encumbrances. Supplier will exercise termination, extension, and other rights with respect to such Hardware after consultation with Customer, and all costs, charges, or fees associated with the exercise of such rights shall be borne by Supplier unless the Parties otherwise agree.

         4.4.2  Assignment of Agreements

         It is presently contemplated that Customer will cause the Software identified on Attachment 4.4.2 to be transferred to Supplier. If the Parties later determine that assignment of additional Software or operational agreements is desirable, Customer will use Commercially Reasonable Efforts to cooperate with Supplier to assign any right, title, or interest Customer may have in such Software or agreements to Supplier or a Supplier Agent. Supplier will exercise termination, extension, and other rights with respect to such Software after consultation with

Customer, and all costs, charges, or fees associated with the exercise of such rights shall be borne by Supplier unless the Parties otherwise agree.

         4.4.3  Supplier Management of Customer Assets

         Supplier will assume administrative responsibility for all of Customer's Hardware and Software that is not transferred pursuant to Section
4.4.1 or Section 4.4.2, and will manage and utilize such assets in the provision of Services. The title or interest in such assets shall remain in the name of Customer or an Affiliate of Customer. Customer will exercise termination, extension, and other rights thereunder as Supplier reasonably directs after consultation with Customer, and all costs, charges, or fees associated with the exercise of such rights shall be borne by Customer unless the Parties otherwise agree.

         4.4.4  Required Consents

         The Parties will cooperate with each other in seeking all consents required for the assignment or transfer of assets and agreements, or the granting of rights to use or access the assets and subject matters of such agreements, as reasonably required in order to fulfill their respective responsibilities under this Master Agreement. Subject to the provisions of
Section 4.2 above relative to charges that may be owed in order to allow Contract Affiliates to access the Services, Supplier will pay the fees required to obtain any consents for Software licenses or other agreements listed on Attachment 4.4.2 and for commercial off-the-shelf Software installed as of the Effective Date on Hardware that will be used to perform Services during the Term. If any consent cannot be obtained, after Commercially Reasonable Efforts, Supplier will develop and propose, at its cost and expense, alternative strategies for the performance of the Services for review and approval by Customer. Such alternative strategies may include the use of replacement but functionally equivalent Software or Hardware, a reduction in the Scope of Work, equitable adjustments in the amounts payable to Supplier, or similar adjustments to the provisions set forth herein. The alternative strategies developed by Supplier hereunder must be reasonably acceptable to Customer and delivered to Customer within ninety (90) days following the Effective Date; provided, however, that Customer may reject any alternative strategy that could result in greater costs, expenses or potential liabilities to Customer or a degradation of the System. After Customer has approved such an alternative strategy, Supplier and Customer will promptly and diligently pursue the strategy to completion in accordance with the proposal approved by Customer and the provisions set forth herein. If it is impossible for Supplier, using its Commercially Reasonable Efforts, to develop an alternative strategy that is acceptable to Customer within one hundred twenty (120) days of the Effective Date (or within one hundred twenty (120) days of subsequent identification of assets or agreements as to which consent is required), and such asset or agreement is material to the performance of the Services by Supplier or its Agents, or (iii) is material to the use, operation or enjoyment of the System by Customer, Customer may elect to terminate this Master Agreement in accordance with the provisions set forth in
Section 19.3.

SECTION 4.5  MAINTENANCE

         All Hardware under Supplier control or provided by Supplier or its Agents hereunder will be maintained by Supplier or a Supplier Agent under the management of Supplier in good condition and repair, ordinary wear and tear excepted, except to the extent a contrary intent is expressly set forth in writing by Customer. Supplier will conduct all necessary or advisable maintenance and preventive maintenance (i) consistent with industry practices for similar Hardware and related equipment and materials, (ii) consistent with all manufacturer's requirements and any and all procedures set forth in the Manual, and (iii) as contemplated by the Scope of Work.

         All Software under Supplier control or provided by Supplier or its Agents hereunder will be maintained and supported by Supplier or a Supplier Agent under the management of Supplier. Supplier will conduct all necessary or advisable maintenance and support (i) consistent with industry practices for similar Software and related Documentation, (ii) consistent with all manufacturer's requirements and any and all procedures set forth in the Manual, and (iii) as contemplated by the Scope of Work.

SECTION 4.6  HARDWARE, SOFTWARE AND MANUFACTURERS' WARRANTIES AND OTHER
             AGREEMENTS

         All Hardware provided after the Effective Date for the use of Customer will be new and in good condition and repair, unless such Hardware was acquired by Supplier from Customer or Supplier obtains Customer's prior written consent. Supplier will use Commercially Reasonable Efforts to obtain the level of warranties requested by Customer for Hardware and Software obtained for the benefit of, or use by, Customer. With respect to the Hardware and Software to be conveyed to Customer upon the expiration or earlier termination of this Master Agreement as part of Termination Assistance, Supplier will verify to Customer in writing that such warranties can be assigned to Customer prior to Supplier's purchase of such Hardware or Software.

         If Supplier provides any Hardware, Software, material or other equipment pursuant to this Master Agreement that is manufactured by Supplier or any of its Affiliates or any related entity, such Hardware, Software, material or other equipment will be provided with reasonable warranties and other reasonable terms and conditions at least as beneficial to Customer as those provided by unaffiliated third party manufacturers and suppliers of similar goods and services.

SECTION 4.7  STAFF MANAGEMENT

         Supplier shall have the authority, discretion and responsibility to manage, assign and deploy its employees and resources in order to meet the Service Levels, subject to Customer's right to prior notification and comment to the extent provided for hereunder.

SECTION 4.8 PROCEDURES MANUAL

         (a) As soon as practicable, but no later than ninety (90) days following the Effective Date, Supplier will deliver a procedures Manual to Customer for review and comment. The Manual will also incorporate, where feasible, Customer's procedures in effect immediately prior to the Effective Date. The Manual will describe in detail how Supplier will perform the Services and implement this Master Agreement. The Manual will include all procedures necessary for implementing the Services contemplated in the Scope of Work. The Manual will also describe the management tools and techniques that Supplier will use to supervise, monitor, staff, report and plan the Services. The Manual will provide specific quality assurance and quality control procedures and detailed tests that will be performed, reviewed and approved by the Parties or their designees prior to and during any changes to the Systems provided by or for Supplier to Customer hereunder. The Manual will be written in clear English, sufficiently concise and clearly written to permit business and technical personnel of Customer and Supplier to use the Manual as a beneficial reference. Supplier will periodically update the Manual (no less frequently than once during each calendar year of the Term) to reflect changes in the operations, policies and procedures described therein. All updates of the Manual will be provided to Customer for review, comment, and written approval at least thirty (30) days prior to implementation. All Services provided or performed by or for Supplier will be provided and performed in accordance with the procedures set forth in the Manual.

         (b) Supplier will also prepare for Customer's review and written approval, an executive summary of its obligations under this Master Agreement for inclusion in the Manual. This summary will not supplant or modify any provision of this Master Agreement.

SECTION 4.9 CHANGE MANAGEMENT

         The Parties may agree from time to time to revise, substitute, install, de-install or otherwise modify the Hardware, Software, Systems or Services ("Changes"). Supplier will be responsible for using appropriate policies, procedures, techniques and methodologies to minimize the potential adverse impacts of any such Changes on the System or business operations of Customer.

         The Manual will contain a detailed set of policies and procedures for developing, implementing and managing all Changes, and will include the following elements:

         (a) If Customer desires to propose a Change in the Services, it shall deliver a written notice to the Supplier Contract Executive describing the proposal ("Service Request"). Supplier shall respond to such Service Request as promptly as reasonably possible by preparing at Supplier's expense and delivering to the Customer Contract Executive a good faith, written proposal ("Change Order Proposal"), indicating: (i) the effect of the Service Request, if any, on the amounts payable by Customer hereunder and the manner in which such effect was calculated; (ii) the effect of the Service Request, if any, on Service Levels with a full explanation acceptable to Customer; (iii) the anticipated time schedule for implementing the Service Request; and (iv) any other information requested in the Service Request or reasonably necessary for Customer to make an informed decision regarding the proposal.

         (b) If Supplier desires to propose a Change in the Services or other aspects of this Master Agreement, it may do so by preparing at its expense and delivering a Change Order Proposal to the Customer Contract Executive, who will be responsible for obtaining the appropriate review and, if deemed acceptable, approval of the Change Order Proposal in accordance with Customer's applicable policies and procedures.

         (c) A Change Order Proposal, once submitted to Customer, shall constitute an offer by Supplier to implement the Change described therein on the terms set forth therein, and shall be irrevocable for a minimum of thirty (30) days. Customer may accept or reject the Change Order Proposal at its sole discretion. If the Change Order Proposal is accepted, the Customer Contract Executive will issue a Change Order.

         (d) Notwithstanding any provision to the contrary, however, Supplier may make emergency changes on a temporary basis without obtaining the prior consent of Customer if

(i) such changes are necessary for the effective operation of the System in accordance with the provisions set forth herein, and (ii) Supplier was unable to reach the Customer Contract Executive or a designee within a reasonable time period given the nature of the emergency despite using Commercially Reasonable Efforts. In making any decision to conduct emergency changes without the prior consent of Customer, Supplier will exercise its business judgment, weighing the potential harm to the Parties and the potential that such harm can be mitigated by prompt action.

         (e) To the extent practicable, Supplier will schedule, sequence, manage and implement all non-emergency Changes outside of Customer's normal working hours and in a manner that will minimize potential adverse impacts on Customer.

         (f) New Hardware, Software and other Changes should be appropriately tested in accordance with acceptance procedures (including where appropriate benchmark testing and comparisons based upon mutually accepted performance criteria), in a controlled environment, as set forth in the Manual or otherwise agreed upon by the Parties, before introduction into a full-scale production environment.

SECTION 4.10  NEW WORK

         (a) If Customer requests that Supplier provide any New Work, Supplier will prepare a New Work proposal. Customer may accept or reject any New Work proposal at its sole discretion. If Customer accepts a Supplier proposal, Supplier will perform the New Work in accordance with the provisions set forth herein and therein, and will be paid in accordance with the proposal submitted by Supplier and the provisions of this Master Agreement. Upon Customer's acceptance of a Supplier proposal for New Work, the Scope of Work will be expanded to include the New Work. Notwithstanding any provision to the contrary, to the extent that any Hardware, Software or Services included in the New Work are the same or substantially similar to Hardware, Software, or Services in the then-current Scope of Work, the terms, conditions and pricing proposed by Supplier will be no less favorable to Customer than those set forth herein. At any time and for any reason Customer may elect, solicit and receive bids from Third Party Providers to perform New Work. If Customer elects such Third Party Provider services, Supplier will cooperate with those Third Party Providers in accordance with this Master Agreement, including the confidentiality provisions set forth herein.

         (b) The Parties acknowledge and agree that technologies will evolve and change during the Term and that Supplier is required and agrees as part of its provision of Services to make periodic recommendations to Customer and, subject to Customer agreement and any necessary funding, adapt to this evolution and such changes.

         (c) The Parties acknowledge that modifications to Customer's disaster recovery plan will be required in order to meet Service Levels. The Parties anticipate that such modifications may involve resources that are materially greater or different than those currently employed. In that case, the Parties will negotiate in good faith to establish the parameters and pricing of a revised disaster recovery plan.

SECTION 4.11  LICENSES AND PERMITS

         As part of the Services, Supplier shall be responsible for obtaining and maintaining all applicable licenses, authorizations, and permits required of Supplier in connection with the performance of Services and to otherwise carry out its obligations hereunder and shall have financial responsibility for, and shall pay, all fees and taxes associated with such licenses, authorizations, and permits. In the case of system software licenses owned by Customer for Software utilized by Supplier in the provision of Services (as described on Attachment 4.11), Supplier shall pay all applicable license fees at its own expense. Supplier shall notify Customer of all applicable licenses, authorizations, and permits required of Customer in connection with the performance of Services of which Supplier has knowledge.

SECTION 4.12  SERVICES NON-EXCLUSIVE

         (a) Customer may obtain the Services during the Term from Supplier or, at Customer's option exercised from time to time during the Term, Customer may obtain any or all of the Services from a Third Party Provider or provide them internally. Customer shall have no obligation to obtain from Supplier any services that are not included within the Scope of Work. Any Services that are limited to specific locations under an Appendix hereto apply only to such locations.

         (b) If Customer elects to obtain any categories of Services from a Third Party Provider, or elects to provide any categories of Services internally in accordance with Section 4.12(a), Customer shall so notify Supplier at least thirty (30) days in advance of the date such Third Party Provider or Customer will begin to provide such Services. Supplier shall cooperate with Customer and Customer's contractors to allow the proper performance of any services (whether or not included within the Scope of Work) being provided internally by Customer or by such Third Party Provider, subject to Supplier's reasonable requirements regarding security and the protection and use of any Supplier Confidential Information.

         (c) The Parties acknowledge and agree that, notwithstanding the fact that Service Levels have been prepared for New Development and Major Enhancement, Customer is under no obligation to proceed with such work or, if it does elect to proceed, to select Supplier to provide the necessary services.

SECTION 4.13  EMPLOYMENT AND COMPENSATION OF COUNSEL AND OTHER CONSULTANTS

         Supplier shall not employ or retain any lawyers, accountants, engineers, appraisers, planners, financial consultants, or other experts and consultants, on behalf of Customer without having first received specific written authorization to do so and approval for the costs and expenses associated therewith, as more fully set forth in this Master Agreement. Customer shall reimburse and pay all costs and expenses incurred in connection with retaining and utilizing such professionals provided that Customer consented in advance in writing to the terms of such retention or appointment by Supplier on Customer's behalf. Customer reserves the right, without obligation to Supplier, to retain and utilize the services of staff and independent counsel to perform such services and assignments as it deems appropriate in connection with or related to Services, whether or not such services are or could have also been performed by Supplier. Notwithstanding anything to the contrary herein or in any Appendix hereto, Supplier's advice to

Customer regarding the interpretation, application or effect of Legal and Contractual Requirements shall be as a Services consultant and not as legal counsel.

SECTION 4.14  CUSTOMER OFFICE SPACE AT SUPPLIER FACILITIES

         Supplier shall provide to Customer, without charge, furnished office space at each Supplier facility used to provide Services for the exclusive use of Customer personnel when visiting such Supplier facilities. Any such visit shall be made only with prior written notice to Supplier and shall be of scope and duration as necessary for Customer to exercise its rights under this Agreement. Customer shall not have the right to conduct its business or operations from any Supplier facility. Customer employees using such office space will be accorded reasonable access to, and the use of, office equipment and other services such as photocopiers, network printers, facsimile machines, local and long distance telephone service, parking, conference rooms, courier service and secretarial support. Customer will reimburse Supplier within thirty
(30) days of receipt of Supplier's invoice for any costs associated with Customer's excessive use of services such as telephone, facsimile, secretarial and courier services. Customer personnel shall comply with all policies and procedures governing access to and use of such office space.

                                    ARTICLE 5
                                 SERVICE LEVELS

SECTION 5.1  SERVICE SCHEDULES

         Supplier shall be bound by the Service Schedules that specifically relate to the Services and contain quantitative levels of performance ("Service Levels") for certain specified Services. The Service Levels are identified and defined in each of the Service Schedules attached hereto. With respect to each Service which has an associated Service Level, Supplier shall provide such Service throughout the Term in a manner that meets or exceeds the associated Service Level.

         At all times, Supplier's level of performance will be at least consistent with industry standards or Customer's average level of performance for the twelve (12) months immediately prior to the Effective Date, whichever is higher. In cases where Customer has not provided or is not able to provide Supplier with reasonable detail of its performance for the twelve (12) months immediately prior to the Effective Date, Supplier's level of performance will be at least consistent with industry standards. Supplier will provide detailed reports sufficient to enable Customer to evaluate the effectiveness and efficiency of the System and Services and Supplier's performance hereunder. Access to the base data, and the management tools and techniques needed to generate the foregoing reports will be provided by Supplier to the Customer Contract Executive at Customer headquarters.

SECTION 5.2  REVIEW OF SERVICE LEVELS

         Within six (6) months after the Effective Date (or as may be otherwise agreed to by the Parties as part of the Transition Tasks) and every six (6) months thereafter, the Parties shall jointly review the Service Levels to determine whether any changes are necessary or appropriate to ensure that Supplier provides the high quality Services required under this Master Agreement. The Parties acknowledge that they expect the Service Levels to generally improve continuously throughout the Term. Throughout the Term, Supplier shall identify and notify Customer of innovative and commercially reasonable methods of improving the Service Levels.

SECTION 5.3  MEASUREMENT AND MONITORING TOOLS

         As part of the Services provided, and at no additional cost to Customer, Supplier shall implement reasonable measurement and monitoring tools and procedures reasonably acceptable to Customer and necessary to measure its performance of the Services, and compare such performance to that required by the Service Levels. For any measurement and monitoring tools that involve a satisfaction survey, Customer shall approve the form, content and scope of such survey, the mechanism for distribution and its targeted recipients. All completed surveys or other similar measurement or monitoring tools shall be returned directly to the Customer Contract Executive or his or her designee. Supplier shall provide Customer or its auditors with any information and access to the measurement and monitoring tools necessary to verify compliance by Supplier with the Service Levels. Supplier shall cooperate with Customer in reconciling actual expense against budgeted expense on six (6) month intervals beginning in the first anniversary of the Effective Date.

SECTION 5.4  FAILURE TO MEET SERVICE LEVELS

         (a) If Supplier fails to meet a Service Level for reasons other than those specified in Section 5.4(c) below, Customer may assess, in its sole discretion, a credit ("Service Level Credit") against Supplier in the amount specified in the Consequence Matrix set forth on Exhibit H, not to exceed twenty percent (20%) of Supplier's total invoiced fees for the associated period. Customer shall exercise its option to require recovery of the Service Level Credits by providing written notice to the Supplier Contract Executive of Supplier's obligation to credit Supplier's next monthly invoice by the amount of the Service Level Credit. Supplier shall then offset or deduct the Service Level Credits amount from such invoice. Regardless of whether Customer exercises its option to recover Service Level Credits with respect to any failure, Customer shall also have any remedies available to Customer under this Master Agreement, at law or in equity, including the right to terminate this Master Agreement for cause in accordance with the provisions of Section 19.1 below.

         (b) Supplier shall utilize the procedures and take the appropriate remedial action specified in the Action Matrix contained in the associated Service Schedule to address Supplier's failure to meet service and quality levels described in the Service Schedules. Specifically, each time Supplier fails to meet a Service Level, Supplier shall: (i) promptly investigate the root cause(s) of the failure and deliver to Customer a written report identifying such root cause(s) in the form requested by Customer; (ii) use all Commercially Reasonable Efforts to correct the problem and to begin meeting such Service Level as soon as practicable, but in any event within thirty (30) days of such failure; and (iii) at Customer's request, advise Customer of the status of such corrective efforts. All Service Levels and applicable Service Level Credits remain in effect notwithstanding Supplier's use of Commercially Reasonable Efforts to correct any performance problem.

          (c) If any failure to meet a Service Level is directly and solely attributable to (i) a Force Majeure Event, (ii) an Excused Performance Event, or
(iii) a material breach by Customer of this Master Agreement, or (iv) Supplier's reasonable reliance on information hereafter provided by, or services performed by, Customer, its Agents or Third Party Providers engaged directly by Customer, Customer shall not be entitled to a Service
Level Credit.

SECTION 5.5  PERFORMANCE STANDARDS

         With respect to any Service or obligation which does not have an associated Service Level, Supplier shall perform such Service or obligation as a prudent operator and with a level of accuracy, quality, completeness, timeliness, responsiveness and cost efficiency that meets or exceeds the standards of other experienced outsourcing companies providing services similar to the Services, and in any event using prompt and diligent efforts in a professional and workmanlike manner and using qualified individuals ("Performance Standards"). Customer shall notify Supplier promptly if Customer believes that Supplier has failed to meet applicable Performance Standards, and the Parties shall work in good faith to promptly investigate and identify the root cause, and use Commercially Reasonable Efforts to remediate any Performance Standard issues. At Customer's request, Supplier shall advise Customer of the status of the corrective efforts.

SECTION 5.6 CUSTOMER SATISFACTION SURVEY

         At its option and at its expense, Customer may elect to have a Third Party Provider conduct customer satisfaction surveys from time to time.

SECTION 5.7  SUPPLIER BENCHMARKING

         Not more frequently than annually, and at its expense, Customer may engage an independent qualified consultant (provided such consultant is not a competitor of Supplier) for the purpose of performing a review of the costs to Customer of the Services, Supplier's performance of the Services, and use by Customer and Supplier of new technologies and techniques, as measured by industry norms. Supplier shall reasonably cooperate, at its expense, with Customer and Customer's consultant.



                                    ARTICLE 6
                                    PERSONNEL

SECTION 6.1  FURNISHING OF SUPPLIER EMPLOYEES

         Supplier shall perform the Services through qualified and trained Supplier Employees (and Agents, as permitted hereunder), including supervisory, support and other personnel, in sufficient number to render the Services properly, safely, adequately and in accordance with this Master Agreement, within accepted industry standards and with the staffing matrix and organizational chart submitted by Supplier to Customer. Supplier shall be solely responsible for complying with all OSHA, CDC and JCAHO standards applicable to Supplier's Employees to the extent that the means of compliance are within Supplier's reasonable control. Except as otherwise expressly provided in this Master Agreement, Supplier shall have the exclusive right and duty to hire, direct, discipline, train, promote, demote and discharge Supplier Employees, and shall exercise complete and exclusive control over the conduct of Supplier Employees. It is understood and agreed that Supplier Employees shall not be deemed to be employees of

Customer and that employees of Customer shall not be deemed to be employees of Supplier, and each Party shall take all actions necessary to ensure such result.

SECTION 6.2  SUPPLIER EMPLOYEE COMPENSATION

         Supplier shall pay, and shall cause all of its Affiliates to pay, all salaries, wage, payroll and other taxes, fees, workers' compensation insurance and other charges or insurance levied or required by any Federal, State, or local law, statute, regulation or ordinance relating to the employment of Supplier Employees. Customer shall not be deemed a party to any collective bargaining agreement which is now or hereafter may be in effect with respect to Supplier Employees.

SECTION 6.3  COMPLIANCE WITH LAWS RELATING TO EMPLOYMENT

         Supplier and its Agents shall fully comply with all applicable laws, statutes, regulations and ordinances relating to workers' compensation, social security, unemployment insurance, hours of labor, wages, tax withholding, non-discrimination, safety and health, communicable and infectious diseases, working conditions and other employer-employee matters with respect to their employees. Documentation of compliance with JCAHO requirements shall be (i) maintained on Customer's premises, (ii) stored in the format reasonably requested by Customer, and (iii) available in summary report formats reasonably requested by Customer.

         Supplier shall ensure that (i) Supplier's Employees' performance of the Services conforms to all of Customer's rules and regulations regarding safety, security, confidentiality of information and conduct on Customer's premises, and Customer shall provide to Supplier written copies of all such Customer rules and regulations as in effect from time to time, and (ii) those Supplier Employees that operate equipment or vehicles in the performance of any of the Services are fully qualified, adequately insured and, where required by law, licensed to do so.

         To the extent applicable, Supplier and Suppliers Employees shall participate in Customer's risk management initiatives and comply with Customer's policies and procedures in furtherance thereof, and Customer shall provide to Supplier written copies of all such Customer rules and regulations as in effect from time to time. By way of illustration, and not limitation, if incident to providing Services under this Master Agreement, Supplier Employees or Agents become involved in an incident or event that would be reportable under Customer's incident reporting policies, Supplier shall report such incident or event to Customer in accordance with said policies, cooperate in any investigation or root cause analysis, and maintain the confidentiality of such information.

SECTION 6.4  SAFETY AND TRAINING

         Supplier shall establish and maintain throughout the Term an active safety program and training program for Supplier Employees performing Services at Customer locations designed to minimize on-the-job injuries. Supplier shall provide, and cause its Agents, if any, to provide, training to Supplier Employees regarding workplace safety and other standards, shall establish mechanisms to ensure that Supplier Employees comply with all applicable standards, shall evaluate the performance of any Supplier Employees who are engaged under this Master Agreement at regular intervals and shall certify that Supplier Employees meet the requisite qualifications and competencies and are performing such services in a safe and effective manner.

In addition, Supplier shall ensure that all Supplier Employees successfully complete orientation programs as required by Customer. Certification of Supplier Employee competencies shall be performed in accordance with Service Level 3.1.1.5.9.

SECTION 6.5  HEALTH STATUS AND INJURY

         (a) Supplier shall require that Supplier Employees who will provide Services from Customer locations provide proof of routine immunizations and documentation of, or submit to, testing for rubella, tuberculosis, hepatitis and such other tests as may be required by law, or reasonably requested by Customer. Proof of immunizations may be provided by Supplier Employees' own health care providers. Documentation regarding tuberculosis testing shall evidence testing within three (3) months prior to the commencement of the provision of Services under this Master Agreement. Health status information relating to such tests on all Supplier Employees shall be promptly provided to Customer prior to the commencement of the provision of Services under this Master Agreement, subject to the receipt of a release from those of Supplier Employees transitioned from Customer which provides such employees' health status information.

         (b) Supplier Employees may use Customer hospital's emergency room, at Supplier's or individual Supplier Employee's expense, for injuries that occur or medical conditions that arise while providing Services to Customer hereunder.

SECTION 6.6  CUSTOMER'S INVOLVEMENT IN SUPPLIER EMPLOYEE MATTERS

         (a) Subject to Customer's receipt of the staffing matrix and organizational chart required under the Service Schedules hereto, and subject to
Section 6.7 below, Customer shall not participate in any decision as to hiring, promotion, discharge, wages, benefits, hours or other working conditions of Supplier Employees, or the means and methods by which they perform their duties. Supplier hereby agrees, however, that all of the positions identified to provide the Services to Customer shall, at the Effective Date, be offered to supervisory, professional and hourly employees currently employed by Customer or its Affiliates. In addition, if requested by the Customer Contract Executive in his or her sole discretion, Supplier shall replace any Supplier Employee and cause any subcontractors to replace any of its personnel, for any reason or no reason, that does not constitute unlawful discrimination or other reason prohibited by law. Customer may also at its option deny entry and access to Customer's property to any such Supplier Employee.

         (b) Supplier shall have the right to conduct lawful background investigations of Transferred Employees (as defined in Section 6.7.1 below) at Supplier's expense. Supplier shall conduct lawful background investigations of its new employees assigned to perform Services who were not formerly employees of Customer or its Affiliates.

         (c) Supplier shall have the right to conduct lawful drug and alcohol testing for Supplier Employees at Supplier's expense.

         (d) Customer and Supplier shall provide each other with information and documentation regarding Transferred Employees subsequently rehired by Customer, but only to the extent that such information is needed to comply with applicable laws and regulations.

SECTION 6.7  TRANSITION OF PERSONNEL

         6.7.1 Those Customer employees who have been offered employment by Supplier (contingent upon the execution and delivery of this Master Agreement), and those who have accepted such employment, are identified on Attachment 6.7. With respect to any Customer employee identified on Attachment 6.7 who on the Effective Date is in a leave status, including without limitation on medical, family, disability, industrial or sick leave, such employee shall be employed effective on return from such leave, subject to all of Supplier's standard conditions of employment. All Customer employees who accept Supplier's offer of employment and begin work with Supplier are herein referred to as "Transferred Employees." Each such Transferred Employee's "Employment Date" shall be the same date as the Effective Date or the business day following the last day of such Transferred Employee's leave, as applicable. Except for employees performing functions (for example, the data center) that are relocated outside of the area, Supplier shall retain each Transferred Employee at Customer's site for at least twelve (12) months following the Effective Date (except for terminations due to unacceptable performance or moral turpitude). Notwithstanding the foregoing, if, during the first twelve (12) months of the Term, Customer reduces the volume of units purchased for any Service by more than 20% below the Baseline for that Service for any consecutive three months then the Parties shall work in good faith to develop a mutually acceptable alternative to address the financial impact. Thereafter, if there are not positions available for such Transferred Employees at Customer sites, Supplier shall offer to such Transferred Employees the opportunity to apply for comparable available employment opportunities within Supplier's business on the same basis as Supplier's other employees. Nothing herein is intended to make any Transferred Employee of any Party a third party beneficiary of this Master Agreement.

         6.7.2 Supplier shall provide benefits to Transferred Employees as follows:

         (a) BASE SALARY. Each Transferred Employee shall be added to Supplier's payroll system at a base salary no less than the base salary paid to that person by Customer as of the close of business on the day prior to the Effective Date.

         (b) YEARS OF SERVICE. In determining eligibility of Transferred Employees to participate, or degree or extent of participation, or vesting of rights, with regard to severance benefits and those benefit plans of Supplier referred to in this Master Agreement, Supplier agrees to recognize all years of service with Customer and all years of service with predecessors-in-interest of Customer to the same extent Customer recognized such years of service under its own benefit plans.

         (c) MEDICAL AND HEALTH PLANS. Supplier represents and warrants that it will have in effect as of the Employment Date a group insurance program under which each Transferred Employee will be, in accordance with and subject to the terms of the program, permitted to participate consisting of medical, hospital, life, and dental insurance benefits. Eligibility for, the benefits of (including the reservation by Supplier of the right to terminate or amend such program in whole or in part at any time), and the amount, if any, of employee contributions toward, such group insurance program will be determined by Supplier, except that Supplier's group insurance will waive all pre-existing conditions or waiting periods for each Transferred Employee and any covered dependents.

         (d) VACATION. Supplier represents and warrants that on the Employment Date Supplier shall make available to all Transferred Employees vacation under its applicable vacation plan, subject to and in accordance with the terms and conditions of such plan in effect from time to time, and with years of service of such Transferred Employees determined in accordance with paragraph (b) above. In addition, Supplier agrees that each Transitioned Employee will receive vacation time accrued while employed by Customer, up to a maximum of ten (10) vacation days. Supplier shall invoice Customer for such vacation time immediately following the Effective Date, and Customer shall pay such invoices.

         (e) LONG-TERM DISABILITY PLAN. Supplier represents and warrants that on the Employment Date that Transferred Employees will be eligible for and participate in Supplier's Long-Term Disability Plan subject to and in accordance with the terms and conditions of such plan in effect from time to time, with service credit accorded such Transferred Employees to the extent and for the time period that such Transferred Employees participated in Customer's Long-Term Disability Plan prior to the Effective Date.

         (f) SICK LEAVE BENEFITS. Supplier represents and warrants that on the Employment Date that Transferred Employees will be eligible for sick leave benefits under Supplier's applicable sick leave plan, subject to and in accordance with the terms and conditions of such plan in effect from time to time, with service credit accorded such Transferred Employees in accordance with paragraph (b) above.

         (g) 401(k) BENEFITS. Supplier represents and warrants that on the Employment Date that for purposes of determining eligibility to participate in, and vesting of any employer contributions under Supplier's 401 (k) plan, Supplier shall recognize all years of Customer service in accordance with paragraph (b) above.

         (h) TUITION BENEFITS. Supplier agrees to provide a tuition benefit to each Transferred Employee who continues to dedicate substantially all of his or her professional time to the performance of Services hereunder that will be equal to the tuition benefit the Transferred Employee would have received if the Transferred Employee had remained an employee of Customer (the "Enhanced Tuition Benefit"). The Parties acknowledge that the amount and structure of the tuition benefit offered by Customer to its employees is subject to change from time to time at Customer's sole discretion and, consequently, the Enhanced Tuition Benefit will be subject to the same modifications. Customer shall reimburse Supplier an amount equal to the difference between the cost of the Enhanced Tuition Benefit and the cost of the tuition benefit offered on the Effective Date by Supplier to Supplier's Employees, if any. With regard to dependent tuition benefits, for Transferred Employees employed by the Hospital of the University of Pennsylvania ("HUP"), dependents must be 10 years of age or older on the Effective Date in order to qualify for dependent tuition benefits. For Transferred Employees hired by HUP on or before September 1, 1978, dependents shall continue to be eligible to receive the dependent tuition benefit of $900 per year. For Transferred Employees employed by Pennsylvania Hospital ("PAH"), those employees with less than 5 years shall be eligible to receive a $2,500 reimbursement per year. Transferred Employees employed by PAH with 5 or more years shall be eligible to receive $5,000 per year.

         (i) ADDITIONAL MATTERS. In addition to the matters set forth in this
Section 6.7, the matters set forth in Attachment 6.7.2 shall apply to Supplier's employment of the Transferred Employees.

         6.7.3 Supplier agrees that it shall be solely responsible and liable for compliance with the Worker Adjustment and Retraining Act (WARN), 29 U.S.C.
Section 2101 et seq., as that Act may apply to any Transferred Employee. In the event that any Transferred Employee becomes a party seeking damages of equitable relief from Customer and pleads a cause of action in any court related in any way to this Master Agreement that alleges a violation of WARN, Supplier agrees to defend and indemnify Customer from such cause of action in accordance with the provisions of Article 17 below.

                                    ARTICLE 7
                                  COMPENSATION

SECTION 7.1  CHARGES IN GENERAL

         As the sole and entire consideration for all of the Services to be performed by Supplier and for all of the other tasks, services, and obligations of Supplier under this Master Agreement, Customer shall pay to Supplier the amounts set forth in Exhibit E plus such additional amounts as specified in this Master Agreement. Unless otherwise expressly stated herein, Supplier shall be solely responsible for all of its business expenses (including travel and lodging), and Supplier shall be solely responsible for, and shall indemnify (in accordance with the provisions of Article 17 below) Customer against, all third party claims for costs and expenses (including statutory or mechanics liens) of Supplier necessary to meet Supplier's obligations arising under this Master Agreement. The charges set forth in Exhibit E shall be guaranteed by Supplier during the Term of this Master Agreement and, except as otherwise expressly stated herein or as otherwise mutually agreed in writing by the Parties, Customer shall have no responsibility for, and shall not be required to pay, Supplier any additional fees, charges, assessments, or reimbursements under this Master Agreement.

SECTION 7.2  TAXES

         (a) Each Party shall pay any real property taxes or personal property taxes on property it either owns or leases from a third party. Taxes payable on the Transferred Hardware shall be prorated as of the Effective Date based on the number of days in the applicable tax period, with Customer paying the taxes allocable to the period before the Effective Date and Supplier paying the taxes allocable to the period on and after the Effective Date. If Supplier owes money to Customer pursuant to such proration, Supplier shall pay such amount to Customer by corporate check on the Effective Date. If Customer owes money to Supplier pursuant to such proration, Customer shall pay such amount to Supplier by corporate check on or before the date Supplier must pay the next installment of the applicable tax. If Customer purchases any Hardware from Supplier on the expiration or earlier termination of the Term pursuant to Section 19.6, personal property taxes on such Hardware shall be prorated and paid in a similar manner, with Supplier paying the taxes allocable to the period before the date Customer purchased the Hardware and Customer paying the taxes allocable to the period on and after such date.

         (b) Supplier shall pay any sales, use, excise, value-added, services, consumption, and other taxes and duties imposed on any goods and services acquired, used or consumed by Supplier in connection with the Services. Consumer shall pay any sales, use, excise, value-added, services, consumption and other taxes and duties imposed on its acquisition of Hardware from Supplier on the expiration or earlier termination of the Term pursuant to Section 19.6.

         (c) Customer shall pay when due any sales, use, excise, value-added, services, consumption, or other tax imposed by any taxing jurisdiction as of the Effective Date on the provision of the Services or any component thereof, as the rate of such tax may change from time to time during the Term. At Customer's option, unless not legally permissible, Customer shall either pay such taxes directly to the appropriate taxing authority or Customer shall pay such taxes to Supplier as invoiced and Supplier shall remit such payments to the appropriate taxing authority. If any taxing jurisdiction imposes after the Effective Date a new sales, use, excise, value-added, services, consumption, or other tax on the provision of the Services or any component thereof, the Parties shall cooperate in attempting to reduce the amount of such tax to the maximum extent feasible. Customer shall be liable for any such new tax which is imposed on the charges for the provision of the Services, or any component thereof, as well as such new tax on Pass-Through Expenses. Supplier shall be liable for any such new tax which is imposed on any charges (other than Pass-Through Expenses) incurred in order to provide the Services.

         (d) The Parties shall cooperate with each other to enable the Parties to determine accurately their respective tax liabilities and to reduce such liabilities to the extent permitted by law. Supplier invoices to Customer shall separately state the amount of any taxes Supplier is collecting from Customer. Each Party shall provide to the other any resale certificates, exemption certificates, information regarding out-of-state or out-of-country sales or use of Hardware and Services, and such other similar information as the other Party may reasonably request.

SECTION 7.3  OUT-OF-SCOPE SERVICES

         Customer shall pay for any "out-of-scope services" (i.e., ancillary services that are not a part of the Scope of Work), in accordance with the terms and conditions stated in a written Change Order signed by the Customer Contract Executive authorizing such services in accordance with Customer's applicable policies and procedures. Supplier shall provide an invoice for out-of-scope services that contains charges incurred, a description of the services performed, and documentation of Customer's authorization of the work. No invoice with respect to out-of-scope services will be paid unless such services were authorized in advance in writing pursuant to an approved Service Request or Change Order.

         Notwithstanding the above or any request made to Supplier or the submission of any proposal by Supplier pursuant to Section 4.9 or 4.10, Customer shall have the right to contract with a Third Party Provider to perform any out-of-scope services. If Customer contracts with a Third Party Provider to perform any such service, Supplier shall cooperate with Customer and such Third Party Provider to the extent reasonably required for the provision of services by such Third Party Provider.

SECTION 7.4  RECORDKEEPING

         Supplier shall maintain complete and accurate records of, and supporting documentation for, the amounts billed to and payments made by Customer under this Master Agreement. Such records shall include data and documentation of third party charges invoiced to and paid by Supplier. Supplier shall retain such records throughout the Term and for an additional period of five (5) years. Supplier shall provide Customer, at Customer's request, with paper and electronic copies of documents and information reasonably necessary to verify Supplier's compliance with this Master Agreement. Customer and its authorized agents and representatives shall have access to such records for audit purposes in accordance with the provisions of Article 13 below. Upon termination or expiration of this Master Agreement, Supplier may retain one archived copy of those records and documents mutually agreed upon by the Parties.

SECTION 7.5  MOST FAVORED CUSTOMER

         (a) Charges payable from time to time by Customer under this Master Agreement for data processing resources and services shall not exceed those then paid by other Similarly Situated Customers (as defined below) of Supplier. If Supplier enters into an agreement with a Similarly Situated Customer and the per unit fee for each element under a particular Service Agreement are lower than the fees charged to Customer for such elements under this Agreement, Customer's Charges shall be equitably adjusted to provide Customer the benefit of such lower prices; however, in order to receive the benefit of such lower per unit pricing Customer must agree to extend the Term by the number of months in the term of such Similarly Situated Customer's agreement with Supplier. For the purposes of this Section 7.5, a "Similarly Situated Customer" shall mean a customer of Supplier having SIC Code and term and volume commitments similar to Customer's. In addition, charges payable from time to time by Customer under this Master Agreement for consulting, implementation and integration services shall be discounted not less than 10% from Supplier's standard rates as in effect from time to time.

         Within thirty (30) days after the beginning of each Term year, a Supplier officer shall certify in writing to Customer that Supplier's charges to Customer comply with this Section, and shall provide to Customer's third party auditors the information reasonably necessary for Customer to verify such compliance, as further described under Article 13 below. The auditors shall inform Customer and Supplier whether Supplier's charges comply with this Section, but shall keep in strict confidence, including maintaining such in strict confidence from Customer, all information necessary to provide such verification.

         (b) The Parties acknowledge that technologies and methods will evolve and improve during the Term of this Master Agreement, and that Supplier will be well situated to learn of such improvements in industry practice. Supplier will use Commercially Reasonable Efforts to apply the best industry practices to the performance of Services hereunder, subject to Customer consent and, where such practices require an increase in charges, approved funding as provided for herein.

                                    ARTICLE 8
                              INVOICING AND PAYMENT

SECTION 8.1  INVOICES

         (a) Fixed Charges. Supplier shall deliver to the Customer Contract Executive, on the first day of each month, one invoice for all fixed amounts due with respect to Services for that month, as more particularly described in the Compensation Exhibit.

         (b) Variable Charges. Supplier shall deliver to the Customer Contract Executive, on a monthly basis in arrears, one invoice for all variable amounts due with respect to Services rendered in the previous month, as more particularly described in the Compensation Exhibit. Each invoice shall separately state charges for each category of Service, reimbursable expenses and taxes payable, and shall otherwise be in such detail as Customer may require for its internal accounting needs, as specified by Customer from time to time. Each invoice shall be based on the Monthly Performance Report and shall include any calculations used to establish the charges. If out-of-scope services are provided, Supplier shall invoice the applicable charges in a separate invoice as described in Section 7.3 above.

          (c) Delivery of Invoices. Supplier shall deliver all invoices hereunder to the attention of Contract Executive, University of Pennsylvania Health System, 3550 Market Street, Suite 300, Philadelphia, Pennsylvania 19104, unless designated otherwise by Customer in writing pursuant to Section 21.9 hereof.

SECTION 8.2  PAYMENT

         (a) Customer shall pay all Fixed Charges due with respect to Services, including the Transition Tasks, rendered in each month, as more particularly described in the Compensation Exhibit attached hereto as Exhibit E, by wire transfer on or before the 15th of the month in which such Services were rendered.

         Customer shall pay all invoices for Variable Charges by wire transfer net sixty (60) days from the date after the same are received by Customer at the address given above.

         (b) To the extent Customer is entitled to a Service Level Credit pursuant to this Master Agreement, Supplier shall provide Customer with such Service Level Credit on the first invoice delivered after such Service Level Credit is earned. If the amount of any Service Level Credits on an invoice exceeds the amount owing to Supplier reflected on such invoice, Supplier shall pay the balance of the Service Level Credit to Customer within thirty (30) days after the invoice date.

SECTION 8.3  PRORATION

         All periodic charges under this Master Agreement (excluding charges based upon actual usage or consumption of Services) shall be computed on a calendar month basis and shall be prorated for any partial month.

SECTION 8.4  SET-OFF AND WITHHOLDING

         (a) Notwithstanding any other provision of this Master Agreement, a Party who is owed any amount by the other Party may, at its option, set off that amount as a credit against any amounts it otherwise owes to the other Party.

         (b) If Customer disputes in good faith any portion of an invoice, Customer shall pay the undisputed dollar amount of such invoice when due and may, at its option, withhold the disputed portion pending resolution of the dispute by mutual agreement or pursuant to Article 20 of this Master Agreement. If Customer withholds any payment pursuant to this Section 8.4(b), Customer shall notify Supplier of the basis for such withholding in accordance with
Section 21.9 hereof. Upon resolution of the dispute, Customer shall pay to Supplier such portion, if any, of the disputed amount determined to be owing to Supplier.

         (c) The limitations on liability set forth in Section 18.3 shall not apply with respect to charges otherwise owed to Supplier under Sections 8.1 and 8.2.


                                    ARTICLE 9
                                   PURCHASING

SECTION 9.1  GENERALLY

         Unless otherwise directed by Customer, Supplier shall be responsible for purchasing all goods and services necessary or desirable for the provision of Services. Supplier shall develop, implement and maintain a system for ensuring purchasing efficiency with respect to all procurement. In connection therewith, Supplier shall (i) develop a method of indexing the cost of resources to recognized industry standards (such as those published by the Gartner Group),
(ii) use Commercially Reasonable Efforts to obtain cost reductions with aggressive bidding and negotiation, (iii) research vendor performance qualifications, (iv) oversee all aspects of delivery, (v) use Commercially Reasonable Efforts to obtain cost effectiveness and efficiency, (vi) require that all vendors comply with work practices and standards acceptable to Supplier and Customer, (vii) institute and implement controls designed to ensure that all goods and services are of the highest quality, and (viii) use Commercially Reasonable Efforts to obtain the satisfaction of all recipients of such goods and services. In instances where Supplier is providing procurement services and passing the costs through to Customer, Supplier shall credit all trade discounts, rebates, refunds, credits, concessions and other incentives to Customer's account. Supplier shall be under no obligation to utilize Customer's existing purchasing agreements, except for those agreements identified under
Section 4.4 above.

SECTION 9.2  SALES AND USE TAXES

         The Parties intend that certain purchases by Supplier on behalf of Customer will be exempt from Pennsylvania sales and use taxation. Other purchases by Supplier will be taxable to the extent they are used for a non-exempt purpose. Goods and services that are taxable, non-exempt to Customer are referred to herein as "Taxable," and goods and services that are exempt from tax with respect to Customer (although potentially taxable to other entities) are referred to herein as "Non-Taxable." In making purchases, Supplier shall, at all times:

         (i) comply with all requirements of the tax exemption certificate issued by the Commonwealth of Pennsylvania in favor of Customer, as well as with the requirements of all applicable laws and regulations;

         (ii) maintain appropriately detailed accounting records of all purchases so that it may be discerned from such records the amounts paid for and allocable to taxable purchases and to Non-Taxable purchases and so that such records will constitute a readily auditable "trail" available to Customer upon its request, and keep records of both types of purchases separate from each other;

         (iii) to the extent required by applicable laws, keep all Taxable purchases and Non-Taxable purchases physically segregated from each other and from other goods;

         (iv) to the extent required by applicable laws, ensure that Taxable and Non-Taxable Services are performed separately from each other, and for each party who performs Taxable Services, maintain appropriately detailed accounting records showing the specific services performed, the dates of performance, the number of hours spent working on such services, the costs of such services expressed in an hourly wage format or its equivalent, and such other information as Customer may request;

         (v) review all Supplier's procurement activities on an ongoing basis to ensure that sales and use taxes are charged only as and when applicable;

         (vi) self-assess for required sales and use taxes not charged or incorrectly assessed by vendors, and

         (vii) upon Customer's request, as directed by Customer and in coordination with Customer's Office of the General Counsel and its Finance Department and at Customer's cost and expense, assist Customer in contesting on Customer's behalf any sales or use taxes assessed against Customer.

SECTION 9.3  COMMUNITY, WOMEN-OWNED AND MINORITY-OWNED BUSINESS DEVELOPMENT

         Supplier shall make a good-faith effort to comply with Customer's programs and goals, as may be identified from time to time by Customer, for providing opportunities to businesses located in the Philadelphia area, as well as to businesses owned by women and minorities. Such opportunities shall include management expertise, career development opportunities, employment, and purchases of goods and services. Supplier shall coordinate its bidding policies and procedures to achieve such compliance. Supplier shall also provide periodic written reports to Customer on its efforts to comply with such programs and goals at such times and in such format as shall reasonably be determined by Customer.

                                   ARTICLE 10
            SOFTWARE AND INTELLECTUAL PROPERTY RIGHTS AND OBLIGATIONS

SECTION 10.1  CUSTOMER PROPRIETARY SOFTWARE

         Customer Proprietary Software will remain Customer's property and Supplier will have no ownership interests or other rights in the Customer Proprietary Software, except as provided in this Section 10.1. To the extent legally and contractually permitted, Customer grants to Supplier, without charge, the limited, nonexclusive, non-transferable right to access only those portions of the Customer Proprietary Software during the Term solely for the purpose of, and solely to the extent necessary for, performing the Services. Any Customer Proprietary Software will be made available to Supplier for access in its then-current form and on its then-current media, AS IS, together with the Documentation and other materials related to such Software, to the extent reasonably necessary. Supplier agrees not to remove any proprietary marks, markings, logos, copyrights or other indications of intellectual property and proprietary rights on, in or related to any Customer Proprietary Software or associated Documentation or materials, and will use Commercially Reasonable Efforts to preserve the integrity of the Software and Customer's rights therein. Supplier will cooperate fully with Customer to perfect Customer's rights in the Customer Proprietary Software, and to enforce its rights when Customer deems it necessary or desirable.

SECTION 10.2  CUSTOMER LICENSED SOFTWARE

         To the extent legally permitted, Customer will grant to Supplier during the Term, the same rights of access and use to Customer Licensed Software that Customer has, for the sole purpose of performing the Services. Supplier will comply with all obligations and responsibilities, including use and non-disclosure restrictions, imposed on Customer by any Customer Licensed Software license or licensor. Except as otherwise requested or approved in writing by Customer (or the relevant licensor), Supplier will cease all use of Customer Licensed Software upon expiration or termination of this Master Agreement.

SECTION 10.3  SUPPLIER PROPRIETARY AND LICENSED SOFTWARE

         10.3.1 Supplier shall identify all Supplier Proprietary Software and Supplier Licensed Software to be used in the provision of Services hereunder on Attachment 10.3, and shall keep Attachment 10.3 current throughout the Term. Prior to the use or operation by Supplier of any Supplier Proprietary Software or Supplier Licensed Software to provide or perform Services, the Parties will mutually agree as to:

         (a) which Party will own or be the licensee of such Software, during the Term and following the Services Termination Date;

         (b) whether Customer or Third-Party Providers will be required to pay any fees, costs or expenses with respect to such Software during the Term and following the Services Termination Date;

         (c) if Supplier is the owner or licensee of such Software, whether and on what terms Customer or Third-Party Providers will be entitled to access or use such Software during the Term and following the Services Termination Date;


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

         (d) whether Customer's consent is required (and whether it has been obtained) for the use or operation of such Software to provide or perform Services;

         (e) whether copies of the Source Code for such Software will be placed in escrow in accordance with Section 10.5 below; and

         (f) other terms and conditions, if any, applicable to the use, operation and ownership and payment for such Software by the Parties, their Agents and Third Party Providers in accordance with this Master Agreement.

         Attachment 10.3 reflects the agreement of the Parties on the Effective Date regarding the foregoing issues with respect to the Supplier Proprietary Software and Supplier Licensed Software. Attachment 10.3 may be amended by the Parties from time to time during the Term in accordance with the provisions set forth herein. Supplier will not be required to obtain Customer's consent or agreement with respect to (i) software solely for the internal use of Supplier;
(ii) software used to provide a shared service bureau function and not paid for by Customer and (iii) software not used on an on-going basis to perform Services but used only in the performance of special projects, such as network optimization and modeling software. Supplier is and shall remain the owner or licensee of such software which is the subject of (i), (ii) and (iii) above, and Customer and Third Party Providers shall have no rights or obligations with respect to such software.

         10.3.2 If Customer's consent is required hereunder for Supplier's use of Customer Proprietary Software or Customer Licensed Software, and Customer does not provide such consent, and Supplier has provided prior written notice to Customer that such Software is necessary for Supplier's attainment or maintenance of the Service Levels, the Parties will negotiate equitable adjustments to the Service Levels. However, no such adjustment to the Service Levels will be made (i) to the extent that Supplier's failure to attain or maintain Service Levels arises from or relates to a breach by Supplier of its responsibilities set forth herein or (ii) to the extent that the Software requested by Supplier to be used would result in a significant additional cost to Customer or a significant change in Customer's IT procedures.

         10.3.3 With respect to Supplier Proprietary Software listed on Attachment 10.3, Supplier will and does hereby transfer title to at least one copy of the tangible medium of expression on which each item of Software resides, as such Software is delivered to Customer. In addition, Supplier hereby grants to Customer during the Term and in perpetuity after the Services Termination Date the irrevocable, royalty-free right and license to use, at no cost, modify and reproduce such Software for internal business purpose use, and in addition the irrevocable, royalty-free right and license as of the Services Termination Date to access, possess, use and reproduce all Source Code for such Supplier Proprietary Software in order to maintain and modify such Software for Customer's internal use.

SECTION 10.4  OWNERSHIP OF WORK PRODUCT

         (a) For purposes of this Master Agreement, "Work Product" shall mean reports, plans, designs, diagrams, schematics, flow charts, source code, studies, and all other documents prepared by Supplier expressly for Customer in connection with Supplier's performance of Services, except as otherwise provided in Attachment 10.4. All Work Product and the copyright


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

in the Work Product, except as otherwise expressly provided herein shall be Customer's sole property, and shall be considered a "work made for hire" within the meaning of the Copyright Act of 1976, as amended. If and to the extent that any Work Product may not be a "work made for hire" within the meaning of the Copyright Act of 1976, as amended, Supplier shall assign the copyright to Customer, and execute such documentation as may be reasonably necessary to effect an assignment without further consideration, free from any claim, lien for balance due, or retained right in the copyright. Customer grants Supplier a nontransferable, nonexclusive right to use the Work Product solely for the provision of Services to Customer. Customer shall have full power to enforce its copyright and other rights in the Work Product, and Supplier shall extend reasonable cooperation, at Customer's expense, in the preparation of any copyright applications and in any legal proceedings concerning the Work Product. Work Product shall be deemed Confidential Information of Customer. Prior to Customer's ownership of the Work Product, Supplier grants Customer a nontransferable license to use the Work Product.

         (b) Supplier also acknowledges that Customer does not intend Supplier to be a joint author of any Work Product within the meaning of the Copyright Act of 1976, as amended, and in no event shall any Work Product be deemed to have been developed with the intent that Supplier be a joint author thereof.

         (c) If Supplier's performance of Services includes software development or modification of proprietary or third party code that Customer owns or is authorized to maintain or modify, then, unless otherwise mutually agreed by the Parties, Customer shall own all such Software and program materials developed by Supplier, and any modifications of Customer Proprietary Software developed expressly for Customer shall be deemed Work Product.

         (d) Notwithstanding the above, and subject to Supplier's obligations with respect to the care and use of any Customer Confidential Information, Supplier will be free to utilize any concepts, techniques, methods, know-how or improvements if may develop during the course of providing the Services to Customer for itself or other Supplier customers who are not Customer Competitors free of any use restriction, payment or other obligation to Customer.

         (e) Further, Customer acknowledges that Supplier may incorporate into the Work Product certain proprietary methodologies, content, forms or models developed by Supplier outside of this Master Agreement and the Services provided hereunder (the "Supplier Proprietary Materials"). Such Supplier Proprietary Materials, even if incorporated into any Work Product, shall remain the exclusive property of Supplier. Supplier hereby grants Customer a nonexclusive, fully paid, perpetual license to use, execute, reproduce, display, perform, distribute internally and make modifications and improvements to Supplier Proprietary Materials incorporated into any Work Product for the internal use of Supplier only; however, Customer may not disclose any Supplier Proprietary Materials to any third party or license, sub-license, resell, transfer or otherwise make commercial use of such Supplier Proprietary Materials or any portion thereof without Supplier's prior written consent. The disclosure of such Supplier Proprietary Materials to a subsequent outsourcing vendor upon termination of this Agreement is hereby approved.


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

SECTION 10.5  SOURCE CODE

         10.5.1 To protect Customer in the event of a default by Supplier, Supplier shall place certain Source Code and related Documentation (the "Escrowed Code") into escrow with a professional third party escrow company, such as Data Securities International, or a similar mutually agreeable company, using an escrow agreement substantially in the form of Exhibit F attached. The Escrowed Code shall be placed into escrow by Supplier within ninety (90) days of its use in providing the Services. The terms of the escrow agreement shall provide that Customer may receive the Escrowed Code from the escrow agent upon the insolvency of or filing of a petition in bankruptcy by Supplier or the expiration or earlier termination of this Master Agreement.

         10.5.2 Escrowed Code shall include (i) Source Code created by Supplier to Customer's specifications and (ii) Source Code for Supplier Proprietary Software so identified on Attachment 10.3, Supplier will provide escrow agent with full, complete, accurate and correct copies of fully commented and annotated Source Code for such Software and will periodically update such Escrowed Code as enhancements and new releases are made available. The Source Code provided will be sufficiently clear and presentable to enable a programmer with ordinary skills in the art to maintain the Software sufficiently to sustain the performance of such Software and the System in accordance with this Master Agreement. Notwithstanding any provision to the contrary, Supplier will not be required to add additional comments to Source Code associated with Customer Software existing prior to the Effective Date. Supplier will use Commercially Reasonable Efforts to cause Third Party Providers to escrow source code for Software that is not generally available and supported on a commercial basis.

                                   ARTICLE 11
                                 CONFIDENTIALITY

SECTION 11.1  DEFINITIONS

         (a) "Disclosing Party" means the Party furnishing Confidential Information and "Receiving Party" means the Party receiving the Confidential Information disclosed by the Disclosing Party.

         (b) "Confidential Information" means information designated as confidential or which ought to be considered as confidential from its nature or from the circumstances surrounding its disclosure. Confidential Information includes, without limiting the generality of the foregoing, Customer Business Records and Data, information subject to Privacy Laws, Work Product, the terms of this Master Agreement, and information:

              (i) relating to the Disclosing Party's software or hardware products or services, or to its research and development projects or plans;

              (ii) relating to the Disclosing Party's business, policies, strategies, operations, finances, plans or opportunities, including patient care information and patient data; or

              (iii) marked or otherwise identified as confidential, restricted, secret or proprietary, including, without limiting the generality of the foregoing, information acquired by


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

inspection or oral disclosure provided such information was identified as confidential at the time of disclosure or inspection.

         (c) Notwithstanding the foregoing, Confidential Information does not include information which is:

              (i) known to the recipient at the time of its disclosure;

              (ii) in the public domain at the time of disclosure to recipient, or subsequently thereafter becomes part of the public domain without the fault of recipient;

              (iii) independently developed by an individual or individuals not having direct involvement with the relationship between the Parties contemplated by this Agreement; or

              (iv) acquired by recipient from a third party having no obligation of confidentiality with respect to such information.

         (d) "Confidential Materials" means the part of any tangible media upon or within which any part of the Confidential Information is recorded or reproduced in any form. References to "Confidential Information" in this Master Agreement shall include all Confidential Materials.

SECTION 11.2  RIGHTS, RESTRICTIONS AND OBLIGATIONS OF THE RECEIVING PARTY

         (a)  During the Term, the Receiving Party may:

              (i) disclose Confidential Information received from the Disclosing Party only to its employees, trustees, officers, directors, Agents and Affiliates who have a need to know such information exclusively for the purpose of executing its obligations or exercising its rights under this Master Agreement; provided that the Disclosing Party, on a case by case basis, may require that the Receiving Party obtain its written consent prior to any further disclosure of certain categories of Confidential Information to such parties;

              (ii) reproduce the Confidential Information received from the Disclosing Party only as required to execute its obligations or exercise its rights under this Master Agreement;

              (iii) disclose Confidential Information as required by law, provided the Receiving Party gives the Disclosing Party prompt notice prior to such disclosure to allow the Disclosing Party to make a Commercially Reasonable Effort to obtain a protective order or otherwise protect the confidentiality of such information; and

              (iv) disclose Confidential Information which pertains to the terms of this Master Agreement or Customer's business operations which may be necessary in order for potential bidders to respond to any future Customer request for proposal for all or part of the Services.

         (b) Except as otherwise specifically provided in this Master Agreement, the Receiving Party shall not during the Term, during any suspension and after expiration or earlier termination hereof:


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

              (i) disclose, in whole or in part, any Confidential Information received directly or indirectly from the Disclosing Party; or

              (ii) sell, rent, lease, transfer, encumber, pledge, reproduce, publish, transmit, translate, modify, reverse engineer, compile, disassemble or otherwise use the Confidential Information in whole or in part.

         (c) The Receiving Party shall exercise the same care in preventing unauthorized disclosure or use of the Confidential Information that it takes to protect its own information of a similar nature, but in no event less than reasonable care. Reasonable care includes, without limiting the generality of the foregoing:

              (i) informing its trustees, directors, officers, employees, Agents and Affiliates and, where applicable, their trustees, directors, officers and employees, of the confidential nature of the Confidential Information and the terms of this Master Agreement, directing them to comply with these terms, and obtaining their written acknowledgment that they have been so informed and directed, and their written undertaking to abide by these terms; and

              (ii) notifying the Disclosing Party immediately upon discovery of any loss, unauthorized disclosure or use of Confidential Information, or any other breach of this Article by the Receiving Party, and assisting the Disclosing Party in every reasonable way to help the Disclosing Party regain possession of the Confidential Information and to prevent further unauthorized disclosure or use.

         (d)  The Receiving Party acknowledges that:

              (i) the Disclosing Party possesses and will continue to possess Confidential Information that has been created, discovered or developed by or on behalf of the Disclosing Party, or otherwise provided to the Disclosing Party by third parties, which information has commercial value and is not in the public domain;

              (ii) unauthorized use or disclosure of Confidential Information is likely to cause injury not readily measurable in monetary damages, and therefore irreparable;

              (iii) subject to the rights expressly granted to the Receiving Party in this Master Agreement, the Disclosing Party and its licensors retain all right, title and interest in and to the Confidential Information, including without limiting the generality of the foregoing, title to all Confidential Materials regardless of whether provided by or on behalf of the Disclosing Party or created by the Receiving Party; and

              (iv) any disclosure by the Subcontractors, Agents, representatives, advisors, directors, officers and employees and Affiliates of the Receiving Party and, where applicable, their trustees, directors, officers and employees shall be deemed to be disclosure by the Receiving Party and the Receiving Party shall be liable for any such disclosure as if the Receiving Party had disclosed the Confidential Information.

         (e) Receiving Party shall comply with any and all applicable laws relating to the use, disclosure, copying, dissemination and distribution of any Confidential Information or


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

Confidential Materials of the Disclosing Party (including, but not limited to, confidentiality requirements imposed by federal, state or local law), all policies of Disclosing Party which may reasonably be imposed with respect to the confidentiality of Confidential Information or Confidential Materials as it pertains to patient-specific and provider-specific content, any and all laws relating to the Disclosing Party's proprietary rights.

         (f) The Disclosing Party may visit the Receiving Party's premises, upon reasonable prior notice and during normal business hours, to review the Receiving Party's compliance with the terms of this Section.

SECTION 11.3  RIGHTS AND REMEDIES OF THE DISCLOSING PARTY

         In the event of an unauthorized use or disclosure of Confidential Information, the Disclosing Party shall be entitled, without waiving any other rights or remedies, to such injunctive or equitable relief as may be deemed proper by a court of competent jurisdiction without the necessity of posting bond.

SECTION 11.4  NONDISCLOSURE AGREEMENTS

         At Customer's request made from time to time during the Term, Supplier shall cause Supplier personnel designated by Customer to sign nondisclosure agreements in the form of Exhibit G attached or in such other form as may be reasonably proposed by Customer from time to time.

SECTION 11.5  OWNERSHIP OF CUSTOMER BUSINESS RECORDS AND DATA

         Customer Business Records and Data are the exclusive property of Customer. Supplier is authorized to have access to and make use of Customer Business Records and Data solely as necessary and appropriate for the performance by or for Supplier of its obligations under this Master Agreement. Neither Supplier nor its Agents will use Customer Business Records and Data for any purpose other than for providing the Services. Archival tapes containing any Customer Business Records and Data shall be used by Supplier solely for back-up purposes.

SECTION 11.6  RETURN OF CUSTOMER BUSINESS RECORDS AND DATA

         At no cost to Customer, upon the termination or expiration of this Master Agreement, Supplier will:

              (i) promptly return to Customer or Customer's designee, including a successor outsource contractor, all Customer Business Records and Data in all of Supplier's then-existing machine-readable formats and media types together with any notes, comments or software necessary for Customer to efficiently use its Customer Data with the System;

              (ii) destroy all copies of Confidential Information in its possession, power or control, which are present on magnetic media, optical disk, volatile memory or other storage device, in a manner that assures the Confidential Information is rendered unrecoverable;

              (iii) keep such Confidential Information and Confidential Materials confidential and shall so instruct its agents, employees and independent contractors; and

              (iv) discontinue use of all Customer trademarks, service marks and logos.

         Upon completion of those tasks, an officer of the Receiving Party shall provide written confirmation to the Disclosing Party that the requirements of this Section have been complied with. The use of any Confidential Information or Confidential Materials (or charges assessed for the use thereof) by the Receiving Party shall not affect the Disclosing Party's ownership thereof or the confidential nature of such Confidential Information or Confidential Materials.

SECTION 11.7  SECURITY AND PRIVACY

         (a) Supplier shall establish and comply with commercially reasonable security procedures during the Term of this Master Agreement for the security of Customer's Confidential Information, Business Records and Data. The procedures established by Supplier shall include, at a minimum, performing reasonable background checks on all applicants for employment at Supplier who will have access to Customer's Confidential Information, Business Records and Data. Customer may periodically inspect Supplier's facilities to ensure compliance with this Section.

         (b) Each Party shall be responsible for ensuring that performance of its obligations and exercise of its rights under this engagement complies with all applicable Privacy Laws. In the event that this engagement or any practices which could be, or are, employed in performance of this engagement are inconsistent with or do not satisfy the requirements of any Privacy Laws, (i) the Parties shall agree in good faith upon an appropriate amendment to this engagement to comply with such laws and regulations and (ii) the Parties agree to execute and deliver any documents required to comply with such Privacy Laws including, without limitation, any "business partner agreements" and Chain of Trust Agreements pursuant to HIPAA.

SECTION 11.8  DESTROYED OR LOST BUSINESS RECORDS OR DATA

         Supplier will take all steps to protect Customer Business Records and Data within the standards of care used in the IT industry. Supplier shall not delete or destroy any Customer Business Records or Data without prior written authorization from Customer. Supplier shall maintain and provide to Customer one or more reports that identify the Customer Business Records or Data that have been destroyed. In the event any Customer Business Records or Data is lost or destroyed Supplier shall be responsible for the prompt regeneration or replacement of such Customer Business Records or Data at its expense. Supplier shall prioritize this effort so that the loss of Customer Business Records or Data will not have any material adverse effect upon Customer's business or the Services. Customer agrees to cooperate with Supplier to provide any available information, files or raw data needed for the regeneration of the Customer Business Records or Data. If Supplier fails to regenerate the lost or destroyed Customer Business Records or Data within the time reasonably set by Customer, then Customer may obtain services from a Third Party Provider to reconstruct the Business Records or Data, and Supplier shall cooperate with such Third Party Provider as requested by Customer. In addition to any other damages incurred by Customer, Supplier shall be responsible for the actual costs incurred by Customer for the reconstruction of Customer Business Records or Data by a Third Party Provider. In the event it is determined that Customer Business Records or Data has been lost or destroyed as a result of the willful conduct of Supplier or its employees, contractors or agents, Customer may terminate this Master Agreement for cause pursuant to Section 19.1.


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

SECTION 11.9 HARDWARE REMOVED FROM SERVICE

         After assuring that Customer has complete copies, Supplier will securely erase (i.e., delete, reformat and securely overwrite) all Confidential Information from any Hardware, media or other material that is removed from the System. Supplier shall perform the same procedures upon the termination of this Master Agreement.


                                   ARTICLE 12
                          MANAGEMENT AND SUBCONTRACTING

SECTION 12.1  CONTRACT EXECUTIVES

         A single Contract Executive for Customer and a single Contract Executive for Supplier are identified in Exhibit I hereto. The Customer Contract Executive shall have the authority to act on behalf of Customer with respect to all matters relating to the Services, including the Transition Tasks and Termination Assistance. The Supplier Contract Executive shall have the authority to act on behalf of Supplier with respect to all matters relating to the Services. Supplier represents that the Supplier Contract Executive is an experienced manager who is, or shall endeavor to become, knowledgeable as to Customer's business activities and the Service Levels and who shall act as the primary liaison between Supplier and the Customer Contract Executive. Customer shall have the right to interview, as Customer deems necessary, and participate in the selection of the Supplier Contract Executive, and Supplier shall not designate a Contract Executive without providing prior written notice to Customer. Supplier shall not replace the Supplier Contract Executive during the Term of this Master Agreement without prior written notice to Customer, except for just cause or said Contract Executive's nonperformance, including nonperformance of Supplier responsibilities, or Contract Executive's separation of employment from Supplier for any reason. The Supplier Contract Executive shall (i) act as the primary liaison between Supplier and the Customer Contract Executive, (ii) respond to Customer requests for information, reports and project participation related to Customer's commitment to highest quality patient care and the Services hereunder, (iii) have overall responsibility for directing Supplier's activities under the applicable Service Agreement, and (iv) be vested with necessary authority to fulfill that responsibility.

SECTION 12.2  KEY PERSONNEL

         (a) Supplier shall also identify all of Supplier's management and other key personnel assigned to various functions hereunder on the premises of Customer, as well as the individuals who will be responsible for HIPAA compliance and measurement and metrics (the "Key Personnel").

         (b) The assignment of such Key Personnel shall be subject to the mutual agreement of Supplier and Customer. During the Term of this Master Agreement, including the Termination Transition Term, Supplier shall not reassign or reduce the participation of any of Supplier's Key Personnel assigned solely to Customer to other functions without the prior written consent of Customer, if doing so would require the alteration or reduction of such Key Personnel's contribution to, or involvement with, the Services. If any one of Supplier's Key Personnel resigns from his or her employment with Supplier, or is terminated and therefore becomes unable to perform the functions or responsibilities assigned to him or her, Supplier shall promptly replace such person with another person at least as well qualified and acceptable to Customer, in Customer's sole discretion.

SECTION 12.3  MINIMUM PROFICIENCY LEVELS

         Supplier's Key Personnel assigned by Supplier or its subcontractors to perform Supplier's obligations hereunder shall have experience, training, and expertise at least equal to good commercial standards applicable to such personnel for their responsibilities in the business in which Supplier, or its subcontractors, as the case may be, are engaged and shall have sufficient knowledge of the relevant aspects of the Services and shall make Commercially Reasonable Efforts to promptly obtain sufficient knowledge of Customer's practices and areas of expertise to enable them to properly perform the duties and responsibilities assigned to them in connection with the Services. In addition, the Services shall conform to good commercial standards applicable to such Services in the business in which Supplier, or its subcontractors, as the case may be, are engaged.

SECTION 12.4  SUPPLIER SERVICES TO THIRD PARTIES

         Customer recognizes that Supplier personnel providing Services to Customer under this Master Agreement may perform similar services from time to time for other persons, including competitors of Customer. This Master Agreement shall not prevent Supplier from using such personnel for the purpose of performing such similar services for such other persons provided that: (i) Supplier complies with its obligations concerning Customer's Confidential Information; and (ii) neither the Supplier Contract Executive assigned to Customer's account nor any Key Personnel perform or otherwise participate in the planning or performance of such similar services for any of Customer's business competitors within the ten county Philadelphia metropolitan area (including New Castle County in Delaware; Bucks County, Chester County, Delaware County, Montgomery County and Philadelphia County in Pennsylvania; and Atlantic County, Burlington County, Camden County, and Gloucester County in New Jersey) (each a "Customer Competitor").

SECTION 12.5  OVERSIGHT COMMITTEE

         The Parties shall establish and maintain an Oversight Committee, which shall be composed of the Contract Executives and the senior administrative officers of their respective organizations. The Customer Contract Executive shall be the Chair of the Committee unless specified otherwise by Customer. The Oversight Committee shall meet no less than quarterly and at these meetings shall discuss reports prepared by the Contract Executives with respect to the status of the performance of Services and significant events that have occurred since the previous meeting.

SECTION 12.6  SUBCONTRACTING

         (a) Supplier shall not delegate or subcontract any of the Services to be performed under this Master Agreement without Customer's prior written consent, which may be withheld in Customer's sole discretion. Customer consents to the subcontracting of minimal or incidental elements of the Services, and to the subcontracting of maintenance services for Supplier Hardware and Software.


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

         Notwithstanding any other provision in this Section 12.6, all subcontractors shall be required to execute documents binding the subcontractor to the requirements of Sections 6.3, 6.4 and 6.5, and confidentiality and non-disclosure agreements that are at least as protective as this Master Agreement with respect to confidentiality of Customer Confidential Information and Confidential Materials.

         (b) If Supplier desires to enter into a subcontract with an entity other than a subcontractor approved pursuant to paragraph (a) above, it shall submit to Customer in writing a proposal specifying (i) the specific tasks Supplier proposes to subcontract, (ii) the reason for having a subcontractor perform such tasks instead of Supplier, (iii) the identity and qualifications of the proposed subcontractor and (iv) any other information reasonably requested by Customer or relevant to Customer's approval of the subcontractor. If Customer approves of the use of such subcontractor, Supplier shall include in such subcontract (the "Subcontract") provisions (A) naming Customer as an intended third party beneficiary, (B) substantially similar to Article 5 (Service Levels), Section 6.3 (Laws Relating to Employment), Section 6.4 (Safety and Training), and Section 6.5 (Health Status and Injury), Article 11 (Confidentiality), Section 12.3 (Minimum Proficiency Levels), Article 13 (Audits), Articles 14 (Insurance; Risk of Loss) and Article 17 (Indemnification), and (C) any other provisions necessary for Supplier to fulfill its obligations under this Master Agreement and provide Customer with a copy of each such Subcontract. Such Subcontract provisions shall also include the option of Customer to assume each Subcontract upon termination of this Master Agreement for any reason. In addition, Supplier shall not disclose any Customer Confidential Information to such subcontractor until such subcontractor has agreed in writing to assume the obligations described in Article 11 (Confidentiality). Customer hereby consents to the subcontracting of Services to ACS, subject to the provisions of this paragraph (b).

         (c) Customer may revoke approval of a subcontractor previously approved if a subcontractor is acquired or otherwise becomes affiliated with a Customer Competitor, the subcontractor's performance has been materially deficient, good faith doubt exists concerning the subcontractor's ability to render future performance, or there have been material misrepresentations by or concerning the subcontractor. Upon such revocation or objection, Supplier shall remove such subcontractor from performing the Services.

         (d) Supplier shall remain liable for obligations performed by subcontractors to the same extent as if a Supplier Employee had performed such obligations, and for purposes of this Master Agreement such work shall be deemed work performed by Supplier. If a subcontractor breaches a Subcontract, or is alleged to have breached a Subcontract, Supplier shall notify Customer and provide Customer with such information relating to the alleged breach as Customer may reasonably request. Any breach of a Subcontract shall constitute a breach of this Master Agreement.

         (e) Supplier will not file, or by its action or inaction permit, any mechanics or materialman's liens to be filed on or against any Customer property or realty. In the event that any such liens arise as a result of Supplier's action or inaction, Supplier will remove such liens at its sole cost and expense within thirty (30) days.


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

SECTION 12.7  NON-SOLICITATION

         Both Parties acknowledge that each has invested considerable amounts of time and resources in training its supervisory employees in its systems and operations and in providing other valuable information which is proprietary and unique to their respective manner of conducting their businesses. Therefore, each Party agrees that the other's employees having direct involvement with the provision or receipt of Services under this Agreement (other than the Transferred Employees) shall neither be solicited for employment nor hired by the other Party or its Affiliates during the Term of this Master Agreement and for a period of twelve (12) months thereafter, whether as an employee, independent contractor, partner, stockholder, owner, officer or director of such Party or its Affiliates. The only exceptions to the foregoing provision shall be
(i) that if Customer recommends an individual to Supplier as a candidate for employment, and that person is hired by Supplier, Customer may solicit and hire such person after one (1) year of employment with Supplier and (ii) Customer may hire personnel in accordance with Section 19.6(b)(i) below.

                                   ARTICLE 13
                                     AUDITS

SECTION 13.1  AUDIT RIGHTS

         Supplier shall maintain records and supporting documentation of all financial and non-financial transactions under this Master Agreement sufficient to permit a complete audit thereof in accordance with this Section 13.1. At no additional cost to Customer, Supplier shall provide to Customer, Customer's internal and external auditors, inspectors, regulators and such other representatives as Customer may designate from time to time access during regular business hours and after not less than three (3) business days' notice (unless circumstances reasonably preclude such notice) to (i) the parts of any facility at which Supplier is providing the Services, (ii) Supplier personnel providing the Services, and (iii) all data and records relating to the Services (including, without limitation, Supplier's time accounting system and detailed time accounting at personnel and task levels), as necessary for the purpose of performing audits and inspections of Customer and its business, to verify the integrity of Customer Business Records and Data, to examine the systems that process, store, support and transmit that data, and to examine Supplier's charges and performance of the Services under this Master Agreement. The foregoing audit rights shall include, without limitation, and when applicable, audits (A) of practices and procedures, (B) of systems, (C) of general controls and security practices and procedures, (D) of disaster recovery and backup procedures, (E) of costs (only to the extent Services may be being provided by Supplier on a Pass-Through Expense basis) and procurement practices of Supplier in performing the Services, (F) of charges hereunder, (G) necessary to enable Customer to meet applicable regulatory requirements, and (H) to verify any certification made by Supplier and (I) for any other reasonable purpose as determined by Customer. Supplier shall provide full cooperation to such auditors, inspectors, regulators and representatives, including the installation and operation of audit software.

         Supplier shall provide Customer on an annual basis a Report on the Processing of Transactions by Service Organizations, as contemplated by the Statement of Auditing Standards (SAS) No. 70. Such Report shall be prepared by an independent accounting firm of national reputation.

         Customer will have full and unrestricted access to, and the right to review and retain the entirety of, all electronic or other files containing, summarizing or analyzing Customer Business Records and Data. At no time will any of such files or other materials or information be stored or held in a form or manner not immediately accessible to the Customer Contract Executive or designated representatives. Supplier will provide to the Customer Contract Executive and designated representatives all passwords, codes, comments, keys, Documentation and the locations of any such files and other materials promptly upon the request of Customer, including Hardware and Software keys and such information as to format, encryption (if any) and any other specification or information necessary for Customer to retrieve, read, revise and maintain such files and information. Upon the request of the Customer Contract Executive, Supplier will confirm that, to the best of its knowledge, all files and other information provided to Customer are complete and that no material element, amount, or other fraction of such files or other information to which Customer may request access or review has been deleted, withheld, disguised or encoded in a manner inconsistent with the purpose and intent of providing full and complete access to Customer as contemplated by this Master Agreement.

         Notwithstanding the foregoing, if Customer has reason to suspect any malfeasance or dishonest acts on the part of Supplier, or other significant or non-routine problems, Customer shall be entitled to undertake such audit of Supplier as Customer reasonably deems appropriate without the foregoing notice or other restrictions. If in any audit Customer determines that material operational problems or financial issues exist, Supplier shall reimburse Customer for any costs incurred in such audit and Customer may conduct a follow-up audit when reasonably deemed appropriate by Customer.

         Supplier shall provide responses within thirty (30) days with regard to any conclusions and recommendations reported as part of an audit, indicating planned actions and proposed timeframes for each action. The Customer Oversight Committee members will establish and monitor Supplier's schedule for implementation of such recommendations.

SECTION 13.2  OVERCHARGES

         If an audit reveals that Supplier has overcharged Customer in an amount equal to or in excess of three percent (3%) of the payments that should have been made to Supplier during the period examined, Supplier shall reimburse Customer for the cost of the audit and refund the amount of all overcharges to Customer. If an audit reveals that Supplier has overcharged Customer in an amount equal to or in excess of ten percent (10%) of the payments that should have been made to Supplier during the period examined, Supplier shall reimburse Customer for the cost of the audit, refund the amount of all overcharges, and pay Customer interest on the overcharged amount at the lesser of twenty-four percent (24%) per annum or the maximum amount permitted by law. Supplier shall pay such amounts to Customer within thirty (30) days following Customer's written request. Repetitive overcharging will be a basis for termination of this Master Agreement in accordance with Article 19 below.

SECTION 13.3  SUPPLIER AUDITS

         Supplier shall provide promptly to Customer, at no additional charge, the results of any internal or external review or audit conducted by Supplier, its Affiliates, or their respective


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

contractors, agents or representatives, relating to Supplier's operating practices and procedures to the extent relevant to the Services.

SECTION 13.4  SURVIVAL

         This Article shall survive the expiration or earlier termination of this Master Agreement, and shall continue to the fifth (5th) anniversary of the Service Termination Date.



                                   ARTICLE 14
                             INSURANCE; RISK OF LOSS


SECTION 14.1  REQUIRED INSURANCE COVERAGES

         Throughout the Term Supplier, at its sole cost and expense, shall maintain in force the insurance coverages described below. All subcontractors must comply with required insurance requirements as set forth in this Section
14.1. Any exceptions must be approved in writing by Customer. Additional insurance coverage(s) may be required under a Service Schedule.

         (a) Commercial General Liability Insurance, including
Products/Completed Operations, Personal Injury, and Advertising Injury coverage, on an occurrence basis, with a combined single limit of not less than $1 million per occurrence;

         (b) Umbrella Liability Insurance, including Products/Completed Operations and Advertising Injury coverage, on an occurrence basis, with a limit of not less than $25 million per occurrence;

         (c) Worker's Compensation Insurance or any alternative plan or coverage as permitted or required by applicable law and employers liability insurance with a minimum occurrence limit of not less than $500,000;

         (d) Automotive Liability Insurance in combination with Excess/Umbrella Liability Insurance covering use of all owned, non-owned and hired automobiles with a combined single limit of not less than $3 million per occurrence for bodily injury and property damage liability;

         (e) "All Risk" Property Insurance (including coverage of property in transit) in an amount equal to the replacement value of the equipment used to provide the Services, including equipment owned or leased by Supplier and equipment of Customer which is in Supplier's care, custody and control, and, with respect to ACS only, Business Interruption insurance with a limit of not less than $25 million per occurrence;

         (f) Employee Dishonesty and Computer Theft of Money/Merchandise Insurance for loss arising out of or in connection with fraudulent or dishonest acts committed by Supplier Employees, acting alone or in collusion with others, in an amount of $10 million per loss;

         (g) Fiduciary Liability Insurance covering claims arising under the Employee Retirement and Income Security Act, 29 U.S.C. Section 1001 ET SEQ. (ERISA), or pursuant to the administration of employee benefits plan with a limit of not less than $5 million per occurrence;

          (h) Errors and Omissions Insurance, including Professional Liability coverage with a combined single limit of not less than $10 million per occurrence and in the aggregate; and

         (i) Employee Practices Liability Insurance with limits of liability of not less than $5 million in the aggregate.

SECTION 14.2  GENERAL INSURANCE REQUIREMENTS

         All insurance policies Supplier is required to carry pursuant to this Article shall: (i) be primary as to Supplier's negligence and non-contributing with respect to any other insurance or self-insurance Customer may maintain;
(ii) with the exception of those coverages set forth in Sections 14.1(c), 14.1(f) and 14.1(g), name Customer, its Affiliates and their respective officers, trustees and employees as additional insureds or loss payees, as appropriate, to the extent that such parties are liable, directly or indirectly, for losses arising out of Supplier's negligent or other wrongful acts or omission in performing the Services; (iii) be provided by reputable and financially responsible insurance carriers with a Best's minimum rating of "A" (or any future equivalent) and minimum Best's financial performance rating of "6" (or any other future equivalent); and (iv) require the insurer to notify Customer in writing at least thirty (30) days in advance of cancellation, termination or non-renewal. Supplier shall cause its insurers to issue to Customer on or before the Effective Date and each policy renewal date certificates of insurance evidencing that the coverages and policy endorsements required by this Article are in effect. Such certificates shall be sent to Customer at the address set forth in Section 21.9 below.

         Supplier will use a Commercially Reasonable Effort to cause its insurer to provide Customer with fifteen (15) days' notice of any cancellation. Supplier will not permit any such insurance policy to lapse. If Supplier cancels such insurance policy, it will provide fifteen (15) days' notice to Customer prior to canceling such insurance policy and will promptly replace such insurance policy in accordance with this Section, without lapse in coverage.

SECTION 14.3  RISK OF LOSS

         Each Party will be responsible for the risk of loss of, and damage to, any tangible property under its control. Supplier and Customer will promptly notify the other Party whenever it has actual knowledge of any damage to Hardware, Software or other tangible Services. Supplier will be responsible for the cost of any necessary or prudent repair or replacement of any damaged, defective or missing Hardware, Software or other tangible Services arising from or related to the negligence or intentional misconduct of Supplier, provided that Customer will be responsible for the cost of any necessary repair or replacement of damaged, defective or missing Hardware, Software or other tangible Services arising from or related to the negligence or intentional misconduct of Customer (a "Customer Event of Loss"). Supplier will not be responsible within the scope of its maintenance obligations for maintenance necessary due to a Customer Event of Loss. To the extent Supplier is requested by Customer to repair or replace Hardware, Software or other tangible Services arising from a Customer Event of Loss, Supplier


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

will prepare a proposal for the performance of such Services as New Work under Section 4.10, which may be accepted or rejected by Customer in its discretion.

                                   ARTICLE 15
                CERTAIN REPRESENTATIONS, WARRANTIES AND COVENANTS

SECTION 15.1  MUTUAL REPRESENTATIONS AND WARRANTIES

         Each Party represents and warrants that, as of the Effective Date:

         (a) It is a corporation duly incorporated, validly existing and is in good standing under the laws of the state in which it is incorporated, and is in good standing in each other jurisdiction where the failure to be in good standing would have a material adverse effect on its business or its ability to perform its obligations under this Master Agreement.

         (b) It has all necessary corporate power and authority to own, lease and operate its assets and to carry on its business as presently conducted and as it will be conducted pursuant to this Master Agreement.

         (c) It has all necessary corporate power and authority to enter into this Master Agreement and to perform its obligations hereunder, and the execution and delivery of this Master Agreement and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate actions on its part.

         (d) This Master Agreement constitutes a legal, valid and binding obligation of such Party, enforceable against it consistent with its terms.

         (e) It is not a party to, and is not bound or affected by or subject to, any instrument, agreement, charter or by-law provision, law, rule, regulation, judgment or order which would be contravened or breached as a result of the execution of this Master Agreement or consummation of the transactions contemplated by this Master Agreement.

SECTION 15.2  SUPPLIER REPRESENTATIONS AND WARRANTIES

         As of the Effective Date and continuing throughout the Term, Supplier represents and warrants to Customer that:

         (a) Supplier shall exercise due care and diligence, shall use Commercially Reasonable Efforts and shall follow the highest professional standards and best industry practices of similar firms of nationally recognized knowledge, skill and reputation in the performance of the Services. It shall perform the Services in a professional and workmanlike manner, and its facilities shall conform to industry standards of fire prevention, access control, electrical surge protection and flood damage minimization.

         (b) Supplier recognizes that Customer conducts its business according to the highest standards of stewardship for the assets it controls and business it conducts as a world-class


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

medical and research center. Supplier agrees that in its role as manager for Customer, including any interaction with any employee of Customer or any vendor, it shall not:

                  (1) receive from any such employee or vender or give or offer to such employee or vendor any gift or benefit;

                  (2) solicit or accept any information, data, services, equipment, or commitment from said employee unless same is (i) required under a contract between Supplier and Customer, (ii) made pursuant to a written disclosure agreement between Supplier and Customer, (iii) specifically approved by Customer's Contract Executive, or (iv) required by the terms of this Master Agreement;

                  (3) solicit or accept favoritism from said employee;

                  (4) enter into any outside business relationship with said employee without full disclosure to, and prior approval of Customer's Contract Executive;

                  (5) violate or circumvent Customer's established policies and procedures for bidding and awarding contracts and completing "arm's length" purchasing decisions, including as these contracts or decisions relate to members of Supplier's Board of Directors; or

                  (6) intentionally disadvantage or seek to disadvantage Customer in any manner in Supplier's dealings with vendors.

As used in this paragraph, "employee" includes members of the employee's immediate family and household, plus any other person who is attempting to benefit from his or her relationship to the employee, "Supplier" includes all employees and Agents of Supplier, "gift or benefit" includes money, goods, services, discounts, favors and the like in any form, but excluding low value advertising items such as pens, pencils and calendars, and "favoritism" means partiality in promoting the interest of Supplier over that of other vendors. Such activity by Supplier shall constitute breach of contract by Supplier.

         (c) Supplier has not violated and it shall not violate any applicable laws or regulation or any Customer policies regarding the offering of unlawful inducement in connection with this Master Agreement.

         (d) Supplier shall perform its obligations in a manner that does not infringe, or constitute an infringement or misappropriation of, any patent, copyright, trademark, trade secret or other proprietary rights of any third party. Supplier represents and warrants that the Services performed by Supplier do not, and shall not, infringe any patent, copyright, trade secret or any other intellectual property interest owned or controlled by any other person.

         (e) All administrative information systems provided or used by Supplier to provide the Services are and shall remain Year 2000 Compliant. In no event shall Customer incur additional costs or increased charges as a result of Supplier's Year 2000 Compliance efforts with respect to the administrative information systems provided or used by Supplier to provide the Services.

         (f) Supplier has all necessary licenses, authorizations, permits and registrations required by applicable law, rule and regulation to permit it to undertake the Services and to carry out its obligations set forth in this Master Agreement.

         (g) Neither Supplier nor, to Supplier's knowledge, any of the personnel of Supplier provided pursuant to this Master Agreement, either directly or indirectly through subcontractors, has been suspended, excluded from participation in or penalized by Medicaid, Medicare or any other state or federal reimbursement program, including any personnel who have defaulted on student loans.

         (h) From and after the Effective Date, the System maintained and monitored by Supplier as part of the Services will be suitable for performance of all tasks and functions contemplated by the Scope of Work and by any Service Level.

         (i) Unless otherwise agreed to by the Parties, any Software designed, produced or developed by Supplier or its Agents for use by Customer or in the performance of this Master Agreement will operate on and be compatible with the equipment in the technical architecture of Customer.

         (j) All Supplier provided Software shall be Year 2000 Compliant, and all Supplier developed Software shall be free of any and all "time bombs," computer viruses, copy protect mechanisms or any disclosed or undisclosed features which may disable the Software (or other components of Customer's data processing systems) or render it incapable of operation (whether after a certain time, after transfer to another central processing unit, or otherwise).

         (k) By at least one hundred eighty (180) days from the Effective Date, Supplier will prepare Documentation in accordance with the Scope of Work, and such Documentation will be current to within thirty (30) days of any Services Termination Date. All Documentation delivered to Customer by Supplier for Customer's use will be complete and sufficient to provide an employee of ordinary skill commensurate with performance of the duties of such employee's position, a prompt and complete understanding of the System and the procedures for obtaining Services. Supplier further represents and warrants that such Documentation is current, will be kept current, and will at all times be fully available both electronically and in hard copy format and is produced using non-proprietary software protocols or other elements.

         (l) To the best of Supplier's knowledge, it has received sufficient information to perform the Services in accordance with the terms of this Master Agreement.

SECTION 15.3  ETHICAL STANDARDS

         None of Supplier, Supplier Employees, Agents or any third parties acting on behalf of Supplier shall make any bribe, kickback, or other payment regardless of form, whether in money, property or services, directly or indirectly, to or for the benefit of any government official or employee, domestic or foreign, whether on the national level or a lower level such as state, county or local (in the case of foreign government also including any level inferior to the national level) and including regulatory agencies or governmentally controlled business, corporations, companies or societies, for the purpose of affecting his or her action or the action of the government he or she represents to obtain special concessions or to pay for business secured or special concessions obtained in the past. No funds or property of Customer shall be donated, loaned or made available, directly or indirectly, to or for the use or benefit of, or for the purpose of opposing any government or subdivision thereof, political party, candidate, or committee, either domestic or foreign. Nothing in this Section 15.3 shall be construed so as to prohibit a Supplier Employee from making a lawful, private political contribution.

SECTION 15.4  RFP AND DUE DILIGENCE ASSISTANCE

         If at any time during the Term Customer elects to issue a request for proposals to one or more Third Party Providers for the provision of all or any part of the Services, Supplier shall cooperate with Customer by (i) providing to Customer and such Third Party Provider reasonable access to personnel and information relevant to such request for proposals, and (ii) participating in a reasonable due diligence process for the benefit of Customer and such Third Party Providers in connection with the request for proposals. Supplier's obligations pursuant to this Section 15.4 are subject to (x) the agreement of Customer and such Third Party Providers to reasonable security and confidentiality restrictions, generally in accordance with Article 11 (Confidentiality) of this Master Agreement, and (y) the condition that such activities shall not disrupt or adversely affect Supplier's normal business.

                                   ARTICLE 16
                              COMPLIANCE WITH LAWS

SECTION 16.1  LEGAL REQUIREMENTS GENERALLY

         (a) Supplier shall comply, shall cause its Supplier Employees and Affiliates to comply, and shall require its subcontractors and vendors to comply with all present and future Legal and Contractual Requirements. In the event of any notice of a violation of any such Legal and Contractual Requirements, or an investigation into an alleged violation, Supplier shall promptly notify Customer in writing of such notice. Supplier shall take all measures necessary to promptly remedy any violations(s) of any Legal and Contractual Requirements. Supplier shall be responsible for the payment, at its expense, of all fines, levies and financial penalties caused by Supplier's failure to follow or comply with any applicable Legal and Contractual Requirements.

         (b) At the request of Customer, Supplier shall make a Commercially Reasonable Effort to contest or assist in contesting, by appropriate legal proceedings, conducted in good faith, in the name of Supplier, Customer, or both, the validity or application of any Legal and Contractual Requirements; provided, however, that (i) proceedings may be brought in the name of Supplier only with Supplier's prior written consent, which shall not be unreasonably withheld, and (ii) all legal fees and costs incurred in connection therewith shall be paid by Customer.

SECTION 16.2  LICENSES AND PERMITS

         Within the scope of the Services to be rendered by Supplier under this Master Agreement, Supplier shall require that all licenses, permits and consents necessary to provide the Services are held by all Supplier Employees, as required by all Legal and Contractual Requirements. Upon Customer's request and at Customer's cost and expense, Supplier shall assist Customer in obtaining, or, if applicable, in obtaining consent to the assignment of, any of the foregoing licenses, permits or consents that Customer may elect to obtain in its own name or


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

in the name of its designee. Upon request, Supplier shall take all actions necessary and shall cooperate with Customer in connection with assignment by Supplier to Customer of all right, title and interest of Supplier in the licenses, permits and consents described above. Supplier shall cause its Affiliates and shall require its subcontractors and vendors to maintain all licenses and permits required to be maintained by them in connection with the rendering of the Services.

SECTION 16.3  CUSTOMER RULES AND REGULATIONS

         Supplier agrees to comply, shall cause its Supplier Employees and Affiliates to comply, and shall require its subcontractors and vendors to comply with all applicable rules, regulations, directives, policies and procedures of Customer, as they exist now and as they may be amended from time to time, including, but not limited to, Customer's compliance and quality assurance programs and all policies and procedures relating to ingress and egress to and from Customer campus and premises, parking, security, confidentiality of information, smoking, safety and health, waste disposal and infection control. Customer shall provide to Supplier Customer's compliance program for Supplier's review written copies of all rules, regulations, directives, policies and procedures with which Supplier must comply from time to time during the term of this Agreement.

SECTION 16.4  COMPLIANCE WITH AGENCIES AND ASSOCIATIONS

         Within the scope of the Services to be rendered by Supplier under this Master Agreement, Supplier shall at all times comply with the procedures, standards and requirements (including audits and the issuance of citations for failure to comply with said standards) of all agencies, associates, boards and other entities, public or private, with which Customer interacts in connection with the Services, to the extent applicable to Supplier in performing the Services. Such entities include but are not limited to the Joint Commission for the Accreditation of Healthcare Organizations ("JCAHO"), the Pennsylvania Department of Health and the Pennsylvania Department of Public Welfare.

SECTION 16.5  COMPLIANCE BY CUSTOMER

         Customer shall comply with all Legal and Contractual Requirements applicable to Customer with respect to the rendering of the Services. This
Section 16.5 shall not relieve Supplier from any obligation under this Master Agreement with respect to rendering the Services and otherwise complying with all Legal and Contractual Requirements.

SECTION 16.6  ENVIRONMENTAL AND SAFETY OBLIGATIONS

         Without limiting anything else in this Master Agreement, Supplier shall perform all Services in compliance with all applicable federal and state environmental, safety and other laws, including maintaining a safe workplace and the prevention of the transmission of bloodborne pathogens. Supplier shall promptly notify Customer as soon as Supplier becomes aware of any noncompliance with any environmental law or other Legal and Contractual Requirement, and shall advise Customer as to the course of action Supplier believes Customer should pursue, provided that Supplier shall not be required to conduct any environmental investigation to determine compliance.


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

SECTION 16.7  AFFIRMATIVE ACTION AND EQUAL OPPORTUNITY PROGRAMS

         In connection with the performance of Services under this Master Agreement, Supplier agrees as follows:

         (a) Neither Supplier nor its Affiliates, Agents or subcontractors shall discriminate against any employee or applicant for employment because of race, color, religion, ancestry, age (except where age is a bona fide occupational qualification), marital status, sex, sexual orientation, national origin, non-job related handicap or disability or possession of a diploma based on a person's passing a general education test, because he or she is a special disabled veteran or veteran of the Vietnam Era or because of any characteristic protected by applicable law. Supplier shall take affirmative action to ensure that applicants are employed, and that employees are treated during employment, without regard to any of the aforementioned factors. Such action shall include, but not be limited to, the following: employment, upgrading, demotion or transfer; recruitment or recruitment advertising; layoff or termination; rates of pay or other forms of compensation; and selection for training, including apprenticeship. Supplier agrees to post in conspicuous places, available to employees or applicants for employment, notices to be provided setting forth the provisions of this nondiscrimination clause.

         (b) Supplier shall, in all solicitations or advertisements for employees placed by or on behalf of Supplier, state that all qualified applicants will receive consideration for employment without regard to any of the factors described in Section 16.7(a).

         (c) Supplier shall send to each labor union or representative of workers with which it has a collective bargaining agreement or other contract or understanding, a notice to be provided advising the labor union or workers' representative of Supplier's commitments under this subsection and shall post copies of the notice in conspicuous places available to employees and applicants for employment.

         (d) Supplier shall comply with all provisions of Executive Order 11246, as amended, with both Section 503 of the Rehabilitation Act of 1973 as amended and Section 402 of the Vietnam Era Veterans Readjustment Assistance Act of 1974 as these articles make reference to Executive Order 11246, as amended, and with the rules, regulations, and unless otherwise exempt, the rules, regulations and orders of the Secretary of Labor or pursuant to Federal Procurement Regulations (FAR 1-12.803) or the Armed Services Procurement of the Equal Employment Opportunity clauses as set forth in FAR 1-12.803-2 and SPR 12-802(a), said clause being herewith incorporated into this Master Agreement by reference.

         (e) Supplier shall furnish all information and reports required by Executive Order 11246, as amended, by both Section 503 of the Rehabilitation Act of 1973 as amended and Section 402 of the Vietnam Era Veterans Readjustment Assistance Act of 1974 as these articles make reference to Executive Order 11246, as amended, and by the rules, regulations, and orders of the Secretary of Labor, or pursuant thereto, and shall permit access to its books, records and accounts by the administering or compliance agency and the Secretary of Labor for purposes of investigation to ascertain compliance with such rules, regulations and orders.

         (f) Supplier's noncompliance with the nondiscrimination clauses of this Master Agreement or with any of the aforesaid rules, regulations or orders shall constitute a breach of this Master Agreement by Supplier.

         (g) Unless otherwise directed by Customer, Supplier shall include Sections 16.7(a) through (e) in every vendor agreement, subcontract and purchase order, unless exempt by rules, regulations or orders of the Secretary of Labor issued pursuant to Section 204 of Executive Order 11246, as amended, or to
Section 503 of the Rehabilitation Act of 1973 as amended and Section 402 of the Vietnam Era Veterans Readjustment Assistance Act of 1974 as these articles make reference to Executive Order 11246, as amended, so that such provisions will be binding upon each vendor. Supplier shall take such action with respect to any subcontract or purchase order as the administering agency may direct as a means of enforcing such provisions, including sanctions for noncompliance provided, however, that in the event Supplier becomes involved in, or is threatened with, litigation with a vendor as a result of such direction by the administering agency, Supplier may request the United States to enter into such litigation to protect the interests of the United States.

         (h) Anything herein elsewhere contained to the contrary notwithstanding, Supplier shall submit to the jurisdiction of one of the following concerning alleged violations of the terms of this Master Agreement relating to discrimination or of the President's Executive Order No. 11246, as amended:

                  Philadelphia Human Relations Commission
                  Philadelphia, Pennsylvania

                  Pennsylvania Human Relations Commission
                  Harrisburg, Pennsylvania

                  Equal Employment Opportunity Commission
                  Philadelphia District Office
                  Philadelphia, Pennsylvania

                  Secretary of Labor
                  Washington, DC

         (i) In construing this Section 16.7, the term "compliance agency" shall mean any governmental agency or agencies administering grant funds for Customer.

         (j) No person not a Party to this Master Agreement shall have any right, title or interest hereunder, in connection herewith, or by reason hereof, except as otherwise expressly provided.

SECTION 16.8  ACCESS CLAUSE

         If Section 1861 (v)(1)(I) of the Social Security Act applies to this Master Agreement, then, until the expiration of four (4) years after the furnishing of Services pursuant to this Master Agreement, Supplier shall make available upon written request of the Secretary of Health and Human Services or the U.S. Comptroller General, or their duly authorized representatives, this Master Agreement, and records of Supplier that verify the nature and extent of costs incurred


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

under this Master Agreement. If Supplier carries out any of the duties of this Master Agreement with a value of $10,000 or more over a twelve (12) month period through a subcontract with a related organization, such contract must contain a clause to the effect that until the expiration of four (4) years after the furnishing of services under the subcontract, the related organization shall make available, upon written request of the Secretary of Health and Human Services, the U.S. Comptroller General or any of its authorized representatives, the subcontract, and books, documents and records of the related organization that are necessary to verify the nature and extent of costs. Supplier shall inform Customer of such written request.

                                   ARTICLE 17
                                 INDEMNIFICATION

SECTION 17.1  INDEMNIFICATION BY SUPPLIER

         Supplier, at its own expense, shall indemnify, defend and hold harmless Customer, the Contract Affiliates, and their respective Indemnitees, from and against all Losses arising from, in connection with or relating to, third party allegations of any of the following relating to Services provided hereunder:

         (a) Supplier's failure to perform any obligations required to be performed by it under any Subcontracts or contracts with other third parties relating to the Services;

         (b) Supplier's breach of its obligations with respect to Customer's Confidential Information;

         (c) any claims of Supplier's subcontractors or vendors;

         (d) any claims of Supplier Employees;

         (e) any claims of patent, copyright or trademark infringement by Supplier or any misappropriation by Supplier of confidential information or trade secrets owned by any third party;

         (f) any theft or other misappropriation of Customer's property or funds by Supplier or any of Supplier Employees; and

         (g) any fines, levies, and financial penalties caused by Supplier's failure to follow or comply with any applicable Legal and Contractual Requirements.

SECTION 17.2  INDEMNIFICATION BY CUSTOMER

         Customer, at its own expense, shall indemnify, defend and hold harmless Supplier and its Indemnitees, from and against all Losses arising from, in connection with or relating to, third party allegations of any of the following relating to Services provided hereunder:

         (a) Customer's failure to perform any obligations required to be performed by it, respectively, under any subcontracts or contracts with third parties;


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

         (b) Customer's breach of its obligations with respect to Supplier's Confidential Information;

         (c) any theft or other misappropriation of Supplier's property or funds by Customer; and

         (d) any fines, levies, and financial penalties caused by Customer's failure to follow or comply with any applicable Legal and Contractual Requirements.

SECTION 17.3  MUTUAL INDEMNIFICATION

         Each Party, at its own expense, shall indemnify, defend and hold harmless the other Party and the other Party's Indemnitees, from and against all Losses arising from any actions or omissions which result in: (i) death of or personal or bodily injury to any agent, employee, invitee, visitor or other person to the extent caused by the conduct of the indemnitor, its Affiliates, or their respective agents, employees or contractors; (ii) damage to, or loss or destruction of, any real or tangible personal property to the extent caused by conduct of the indemnitor, its Affiliates, or their respective agents, employees or contractors; (iii) any violation of law by the indemnitor, whether before, on or after the Effective Date; or (iv) any breach of a Party's representations, warranties, covenants or other terms and conditions of this Master Agreement.

SECTION 17.4  INTELLECTUAL PROPERTY INDEMNIFICATION

         If any Software or Confidential Information becomes the subject of a claim under this Section, or in the indemnitor's opinion is likely to become the subject of such a claim, then the indemnitor may, at its option, (a) modify the Software or Confidential Information to make it noninfringing or cure any claimed misuse of another's trade secret, provided such modification does not adversely affect the functionality of the Software, or (b) procure for the Indemnitee the right to continue using the Software or Confidential Information, or (c) replace the Software with substantially equivalent Software that is noninfringing or that is free of claimed misuse of another's trade secret. Any costs associated with implementing any of the above alternatives shall be borne by the indemnitor.

SECTION 17.5  INDEMNIFICATION PROCEDURES

         (a) Promptly after receipt by an Indemnitee of any written claim or notice of any action giving rise to a claim for indemnification by the Indemnitee, the Indemnitee shall so notify the indemnitor and shall provide copies of such claim or any documents relating to the action. No failure to so notify an indemnitor shall relieve the indemnitor of its obligations under this Master Agreement except to the extent that the failure or delay is prejudicial. Within thirty (30) days following receipt of such written notice, but in any event no later than ten (10) days before the deadline for any responsive pleading, the indemnitor shall notify the Indemnitee in writing (a "Notice of Assumption of Defense") if the indemnitor elects to assume control of the defense and settlement of such claim or action.

         (b) If the indemnitor delivers a Notice of Assumption of Defense with respect to a claim within the required period, the indemnitor shall have sole control over the defense and settlement of such claim; provided, however, that
(i) the Indemnitee shall be entitled to participate in the defense of such claim and to employ counsel at its own expense to assist in the handling of such



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claim and (ii) the indemnitor shall obtain the prior written approval of the
Indemnitee before entering into any settlement of such claim or ceasing to defend against such claim. After the indemnitor has delivered a timely Notice of Assumption of Defense relating to any claim, the indemnitor shall not be liable to the Indemnitee for any legal expenses incurred by such Indemnitee in connection with the defense of such claim; provided, that the indemnitor shall pay for separate counsel for the Indemnitee to the extent that conflicts or potential conflicts of interest between the Parties so require. In addition, the indemnitor shall not be required to indemnify the Indemnitee for any amount paid by such Indemnitee in the settlement of any claim for which the indemnitor has delivered a timely Notice of Assumption of Defense if such amount was agreed to without prior written consent of the indemnitor, which shall not be unreasonably withheld or delayed in the case of monetary claims. An indemnitor may withhold consent to settlement of claims of infringement affecting its proprietary rights in its sole discretion.

         (c) If the indemnitor does not deliver a Notice of Assumption of Defense relating to a claim within the required notice period, the Indemnitee shall have the right to defend the claim in such a manner as it may deem appropriate, at the cost and expense of the indemnitor. The indemnitor shall promptly reimburse the Indemnitee for all such costs and expenses upon written request therefor.

SECTION 17.6 COOPERATION IN THE EVENT OF LAWSUITS

         In the event that any claim, demand, suit or other legal proceeding arising out of any matter relating to this Master Agreement is made or instituted by any person against Customer or any Contract Affiliate, Supplier, at its own cost and expense, shall provide Customer with all reasonable information and assistance in Customer's defense or other disposition thereof.



                                   ARTICLE 18
                           LIABILITY AND FORCE MAJEURE

SECTION 18.1  LIABILITY

         Subject only to the limitations set forth in this Article, a Party who breaches any of its obligations under this Master Agreement shall be liable to the other for any Loss incurred by the other as a result of such breach.

SECTION 18.2  EXCLUSION OF CERTAIN DAMAGES

         IN NO EVENT, WHETHER IN CONTRACT OR IN TORT (INCLUDING BREACH OF WARRANTY, NEGLIGENCE AND STRICT LIABILITY IN TORT), SHALL A PARTY BE LIABLE FOR INDIRECT OR CONSEQUENTIAL, EXEMPLARY, PUNITIVE OR SPECIAL DAMAGES EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES IN ADVANCE.

SECTION 18.3  LIMITATION OF LIABILITY

         Subject to the second paragraph of this Section 18.3, each Party's total liability to the other, whether in contract or in tort (including breach of warranty, negligence and strict liability in tort) shall be limited to an amount equal to the total Charges payable to Supplier pursuant to


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

this Agreement for the nine (9) months prior to the month which the event giving rise to the liability occurred; provided that if the event giving rise to liability occurs during the first nine (9) months after the Effective Date, liability shall be limited to an amount equal to the total Charges that would have been payable to Supplier pursuant to this Agreement during such nine (9) month period.

         The limitations set forth in Subsection 18.2 and Subsection 18.3 shall not apply with respect to: (i) damages occasioned by the willful misconduct or gross negligence of a Party; (ii) claims that are the subject of indemnification pursuant to Article 17 (but not including under clause (iv) under Section 17.3); and (iii) damages occasioned by abandonment of the work by Supplier.

         Each Party shall have a duty to mitigate damages for which the other Party is responsible.

SECTION 18.4  FORCE MAJEURE

         (a) Subject to paragraph (d) below, neither Party shall be liable for any failure or delay in the performance of its obligations under this Master Agreement, if any, to the extent such failure or delay both:

                  (i) is caused, directly or indirectly, without fault by such Party, by: fire, flood, earthquake, elements of nature or acts of God; labor disruptions or strikes of third parties; acts of war, terrorism, riots, civil disorders; quarantines, embargoes and other similar governmental action; or any other similar cause beyond the reasonable control of such Party; and

                  (ii) could not have been prevented by reasonable precautions and cannot reasonably be circumvented by the non-performing Party through the use of alternate sources, work-around plans or other means (including, in the case of Supplier, compliance with Supplier's obligations with respect to the provision of any disaster recovery services).

         Events meeting both of the criteria set forth in clauses (i) and (ii) above are referred to collectively as "Force Majeure Events." The Parties expressly acknowledge that Force Majeure Events do not include third party non-performance or the failure of an individual component or group of components (including but not limited to, Hardware and Software) used in delivery of the Services. The Parties further agree that Force Majeure Events do not include those events, circumstances or constraints that prevent a contracted product or service from qualifying as Year 2000 Compliant.

         (b) Subject to paragraph (d) below, upon the occurrence of a Force Majeure Event, the non-performing Party shall be excused from any further performance or observance of the affected obligation(s) for as long as such circumstances prevail and such Party continues to attempt to recommence performance or observance whenever and to whatever extent possible without delay. Any Party so delayed in its performance will immediately notify the other by telephone or by the most timely means otherwise available (to be confirmed in writing within two (2) Business Days of the inception of such delay) and describe in reasonable detail the circumstances causing such delay. As part of the Disaster Recovery Plan to be developed by


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


Supplier and Customer, Parties shall mutually agree upon the Mission Critical Services (as hereinafter defined), the related costs and the Service Levels to be performed during the term of the Force Majeure Event. As used herein, the term "Mission Critical Services" shall mean those Services which are essential to ensuring the health, safety or welfare of Customer's patients, visitors or employees, and those services which effect the billing, collection and financial reporting of Customer.

         (c) If a Force Majeure Event causes a material failure or delay in the performance of any Mission Critical Services for more than two (2) consecutive days and the Parties cannot mutually agree upon the provision of Services under
Section 18.4(b) hereof, Customer may, at its option, and in addition to any rights Customer may have pursuant to Section 19.4 (Termination Upon Force Majeure Event), procure such Services from an alternate source until Supplier is again able to provide such Services, and Supplier shall be liable for all payments made and costs incurred by Customer required to obtain the Services from such alternate source during such period. Customer shall continue to pay Supplier the charges established hereunder during such period for the Services performed, but Supplier shall not be entitled to any additional payments as a result of the Force Majeure Event.

         (d) Notwithstanding any other provision of this Section, a Force Majeure Event shall not relieve Supplier of its obligation to use its best Commercially Reasonable Efforts to implement successfully all of the Services relating to disaster recovery services within the prescribed time period.



                                   ARTICLE 19
                                   TERMINATION

SECTION 19.1  TERMINATION FOR CAUSE

         (a) Customer may terminate this Master Agreement, or one or more Service Schedules or one or more categories of Services under a Service Schedule for cause: (i) for repetitive overcharging, (ii) for a material breach of any provision of this Master Agreement by Supplier that is not cured by Supplier within thirty (30) days of the date on which Customer provides written notice of such breach or (iii) in the event of a Service Level Termination Event as defined in a particular Service Agreement. Customer shall exercise its termination option by delivering to Supplier a written notice of such termination identifying the scope of the termination and the Service Termination Date. For purposes of this Agreement, "repetitive overcharging" shall mean overcharging by an aggregate of ten percent (10%) or more in any four (4) months of a rolling twelve (12) month period.

         (b) Supplier may terminate this Master Agreement for cause for a material breach of any provision of this Master Agreement that is not cured by Customer within thirty (30) days of the date on which Supplier provides a written notice of such breach. Supplier shall exercise its termination option by delivering to Customer a written notice of such termination identifying the scope of the termination and the Service Termination Date.


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SECTION 19.2  TERMINATION FOR CONVENIENCE

         (a) Customer may terminate for convenience this Master Agreement or one or more Service Schedules, or one or more categories of Services under a Service Schedule hereunder. Customer shall exercise its termination option by delivering to Supplier written notice of such termination identifying the scope of the termination and the Service Termination Date (which shall be at least ninety
(90) days after the date of such notice). In connection with any such termination, Customer shall reimburse Supplier for costs and expenses in accordance with Attachment 19.2.

          (b) A termination due to a change in Control of Supplier or ACS shall be deemed a termination for convenience pursuant to paragraph (a) above. With respect to Supplier and ACS (or their respective controlling Affiliates, if any), Supplier shall give Customer prompt written notice of (i) a change in the legal, beneficial or equitable ownership of a majority or controlling interest in the voting stock of the corporation, (ii) the sale of all or substantially all of its assets, or (iii) a merger, consolidation or reorganization in which the corporation is not the surviving entity.

         (c) If a purported termination for cause by Customer under Section 19.1 is determined not to be a proper termination for cause, such termination shall be deemed a termination for convenience subject to this Section.

SECTION 19.3  IMMEDIATE TERMINATION

         Customer may terminate this Master Agreement or one or more Service Schedules, or one or more categories of Services under a Service Schedule, immediately if:

         (a) Supplier is suspended, excluded from participation in, or sanctioned by Medicare, Medicaid or any other state or federal reimbursement program, or causes Customer to be so suspended, excluded from participation in, or sanctioned by any such program;

         (b) Supplier causes Customer to lose its license or JCAHO accreditation, or to be sanctioned by Medicare, Medicaid or any other state or federal reimbursement program;

         (c) Supplier becomes insolvent or is unable to meet its debts as they mature;

         (d) Supplier's action or inaction causes a material adverse impact on, or otherwise jeopardizes, the health, safety and welfare of Customer's patients, visitors, employees or members of the general public;

         (e) Supplier fails to maintain any material license, authorization, permit or registration required by law to permit it to provide the Services under this Master Agreement and such failure is not cured within ten (10) days (or such longer period as may be reasonably required to effect a cure thereof);

         (f) Supplier's insurance coverage required under Article 14 is canceled, terminated or reduced by carrier for cause; or


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         (g) There is any Service Level Termination Event, as described in the
Service Credit Exhibit attached hereto as Exhibit H.

SECTION 19.4  TERMINATION UPON FORCE MAJEURE EVENT

         Customer may terminate this Master Agreement or, from time to time, one or more Service Schedules or categories of Services therein, in the event of a Force Majeure Event, subject to the provisions of 18.4 above.

SECTION 19.5  EFFECT OF TERMINATION

         Except as otherwise set forth in Article 19 hereof, termination of this Master Agreement or any Service Schedule or category of Services under a Service Schedule for any reason under this Article shall not affect (i) any liabilities or obligations of either Party arising before such termination or out of the events causing such termination, or (ii) any damages or other remedies to which a Party may be entitled under this Master Agreement, at law or in equity, arising from any breaches of such liabilities or obligations.

SECTION 19.6  ASSISTANCE UPON TERMINATION OR EXPIRATION

         (a) Supplier will provide, upon Customer's request and at Customer's sole cost and expense in accordance with the pricing methodology approved by the Parties, the Termination Assistance to Customer in accordance with the provisions set forth herein in the event of a termination of this Master Agreement or any portion thereof, for any reason. Supplier will perform the Termination Assistance set forth in Exhibit D, during the period between the notice of termination and the Service Termination Date and during the Termination Transition Term, which shall not exceed twelve (12) months. During such periods, Supplier will timely transfer the control and responsibility for all IT functions previously performed by or for Supplier to Customer or Customer's designees by the execution of any documents reasonably necessary to effect such transfers. Additionally, Supplier will provide any and all reasonable assistance requested by Customer to allow:

                  (i) the Systems associated with the Services to operate efficiently;

                  (ii) the Services to continue without interruption or adverse effect; and

                  (iii) the orderly transfer of the Services to Customer or its designee(s).

         (b) In addition to the Termination Assistance, Supplier will provide the following assistance on the Services Termination Date or during the Termination Transition Term, at Customer's direction:

                  (i) Customer or its designee will be permitted to undertake, without Supplier interference and with Supplier's cooperation, efforts to hire any Supplier Employees whose primary responsibility was to perform Services hereunder during the preceding twelve (12) months. If Customer or its designee desires to hire a Supplier Employee who is bound by any employment agreement or other arrangement precluding or hindering such employee's ability to be recruited or hired by Customer or its designee, Supplier agrees that it will not seek to enforce such restriction or to otherwise preclude or hinder


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         such Supplier Employee from being recruited or hired by Customer or its designee. Supplier will provide Customer and its designees with reasonable access to such Supplier Employees for the purposes of interviews, evaluations, and recruitment.

                  (ii) If Customer is entitled to access and use any Supplier Proprietary Software or Supplier Licensed Software then being utilized by Supplier in performing the Services, Supplier will promptly provide appropriate licenses and delivery to Customer or its designee in accordance with this Master Agreement. Attachment 10.3 attached hereto reflects such Software and any other fees which Customer shall pay on termination in order to effectively access and use such Software.

                  (iii) Supplier will provide Customer and its designees with access to any Hardware owned or leased by Supplier that is substantially used to perform the Services or to provide the Services, pursuant to reasonable terms and conditions. Customer or its designee may purchase such Hardware owned by Supplier at Supplier's then-current net book value, or at no additional charge if the repurchase of such Hardware is already included in Supplier's termination amounts. Customer or its designee may assume Supplier's rights and obligations with respect to leases and third party contracts.

                  (iv) Supplier will use Commercially Reasonable Efforts to cause all third party services then being utilized by or for Supplier in the performance of the Services or the provision of the Services to be available to Customer or its designee pursuant to reasonable terms and conditions for a period of at least one (1) year.

                  (v) Upon request by Customer, Supplier will continue to provide the Services requested by Customer during the Termination Transition Term. All Services and Termination Assistance provided by or for Supplier will be provided or performed in accordance with the provisions set forth in this Master Agreement.

         (c) To the extent Customer elects to have Supplier perform any of the Services or any Termination Assistance in accordance with paragraphs (a) and (b) above during the Termination Transition Term, Customer will pay to Supplier the amounts that Customer would have been obligated to pay to Supplier with respect to such Services if this Master Agreement were not yet terminated.

         (d) If Supplier has utilized a Supplier proprietary communications network to provide Services or other Services to Customer, then for a period of no more than two (2) years following the Service Termination Date, Customer may request that Supplier continue to provide such network services and other Services at the rates, and subject to the terms and conditions, set forth in this Master Agreement.

         (e) Supplier acknowledges that, if it were to breach, or threaten to breach, its obligation to provide Customer with Termination Assistance, Customer would be irreparably harmed. In such circumstances, Customer shall be entitled to proceed directly to a court of competent jurisdiction and obtain such injunctive, declaratory or other relief as may be reasonably necessary to prevent such breach, without the requirement of posting any bond.
During the


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Termination Transition Term, Customer may hold back up to ten percent (10%)
of the amounts invoiced by Supplier as security for the successful completion of the Termination Assistance.

                                   ARTICLE 20
                               DISPUTE RESOLUTION

SECTION 20.1  GENERAL

         Any dispute or controversy between the Parties with respect to the interpretation or application of any provision of this Master Agreement or the performance by Supplier or Customer of their respective obligations here under shall be resolved as provided in this Article.

SECTION 20.2  INFORMAL DISPUTE RESOLUTION

         The Parties, by mutual agreement, may attempt to resolve their dispute informally in the following manner:

         (a) Either Party may submit the dispute to the Oversight Committee, which shall meet as often as the Parties reasonably deem necessary to gather and analyze any information relevant to the resolution of the dispute. The Oversight Committee shall negotiate in good faith in an effort to resolve the dispute.

         (b) If the Oversight Committee determines in good faith that resolution through continued discussions by such Oversight Committee does not appear likely, the matter shall be referred to the Chief Executive Officers (or the equivalent) of Customer and Supplier for resolution. If the respective Chief Executive Officers determine in good faith that they can not resolve the dispute, the matter may be submitted to binding arbitration or litigation in accordance with this Article 20.

         (c) During the course of negotiations, all reasonable requests made by one Party to the other for non-privileged information, reasonably related to the dispute, shall be honored in order that each of the Parties may be fully advised of the other's position.

         (d) The specific format for the discussions shall be determined at the discretion of the Oversight Committee, but may include the preparation of agreed upon statements of fact or written statements of position.

         (e) Proposals and information exchanged during the informal proceedings described in this Article between the Parties shall be privileged, confidential and without prejudice to a Party's legal position in any formal proceedings. All such proposals and information, as well as any conduct during such proceedings, shall be considered settlement discussions and proposals, and shall be inadmissible in any subsequent proceedings.

         (f) Unless otherwise mutually agreed by the Parties, neither Party may commence formal dispute resolution proceedings pursuant to Section 20.3 without first observing the procedures set forth in this Section, in good faith, for fifteen (15) days.


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SECTION 20.3  ARBITRATION

         (a) Except as set forth in paragraph (b) below, any monetary controversy or claim arising out of or relating to this Master Agreement, or any alleged breach hereof, involving less than $100,000 shall be settled at the request of either Party by binding arbitration in Philadelphia, Pennsylvania before and in accordance with the then existing Commercial Arbitration Rules of the American Arbitration Association (the "Rules"). In any such dispute there shall be three (3) arbitrators, one (1) of whom shall be selected by Customer within ten (10) days after demand for arbitration is made, one (1) of whom shall be selected by Supplier within ten (10) days after demand for arbitration is made, and one (1) of whom shall be selected by the two Party-appointed arbitrators within thirty (30) days after their selection. If one or more arbitrator(s) is not selected within the time period stated in the preceding sentence, such arbitrator(s) shall be selected pursuant to Rule 13 of the Rules. Any arbitrator(s) proposed by the American Arbitration Association shall have at least ten (10) years of experience in complex, commercial engagements in the area that is generally the same as the issue that is the subject of the dispute. Each Party shall pay its own attorneys' fees and expenses and one-half (1/2) of the other arbitration costs, subject to final apportionment by the arbitrators. The arbitrators shall apply the law set forth herein to govern this Master Agreement and shall have the power to award any remedy available at law or in equity except to the extent excluded by the terms of this Master Agreement; provided, however, that the arbitrators shall have no power to amend this Master Agreement. Any award rendered pursuant to such arbitration shall be final and binding on the Parties, and judgment on such award may be entered in any court having jurisdiction thereof.

         (b) Notwithstanding paragraph (a) above, either Party may (i) request a court of competent jurisdiction to grant provisional injunctive relief to such Party in order to maintain the status quo until an arbitrator can render an award on the matter in question and such award can be confirmed by a court having jurisdiction thereof, and (ii) pursue in a court of competent jurisdiction any other controversy or claim arising out of or relating to this Master Agreement, or any alleged breach hereof, that is not encompassed within
Section 20.3(a) above.

SECTION 20.4  CONTINUED PERFORMANCE

         Both Parties shall continue performing their respective obligations and responsibilities under this Master Agreement while any dispute is being resolved in accordance with this Article, unless and until such obligations are terminated or expire in accordance with the provisions of this Master Agreement.

SECTION 20.5  APPLICABLE LAW

         All questions concerning the validity, interpretation and performance of this Master Agreement shall be governed by and decided in accordance with the laws of the Commonwealth of Pennsylvania, as such laws are applied to contracts between Pennsylvania residents and without regard to the choice of law rules of the Commonwealth of Pennsylvania.

SECTION 20.6  JURISDICTION AND VENUE

         The Parties hereby submit and consent to the exclusive jurisdiction of any state or federal court located within Philadelphia, Pennsylvania and irrevocably agree that all actions or proceedings relating to this Master Agreement, other than any action or proceeding required by


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this Article to be submitted to arbitration, shall be litigated in such courts, and each of the Parties waives any objection which it may have based on improper venue or FORUM NON CONVENIENS to the conduct of any such action or proceeding in such court, and further waives trial by jury. Nothing in this Section shall affect the obligation of the Parties with respect to the arbitration of disputes pursuant to Section 20.3.

SECTION 20.7  EQUITABLE REMEDIES; INJUNCTIVE RELIEF

         The Parties agree that in the event of any breach or threatened breach of any provision of this Master Agreement concerning (i) Confidential Information, (ii) intellectual property rights or (iii) other matters for which equitable rights may be granted, money damages would be an inadequate remedy. Accordingly, such provisions may be enforced by the preliminary or permanent, mandatory or prohibitory injunction or other order of a court of competent jurisdiction.

         The Parties agree that the only circumstances in which disputes between them will not be subject to the arbitration provisions of this Master Agreement are instances where the damages to a Party resulting from a breach will be so immediate, so large or severe, and so incapable of adequate redress after the fact that a temporary restraining order or other immediate injunctive relief is the only adequate remedy. If a Party files a pleading with a court seeking immediate injunctive relief and the injunctive relief sought is not awarded in substantial part, the Party filing the pleading seeking immediate injunctive relief shall pay all of the costs and attorneys' fees of the other Party.

SECTION 20.8  FEES AND EXPENSES

         If any legal action or other proceeding is brought by a Party for the enforcement of an arbitration award granted pursuant to the procedures set forth herein, the prevailing Party will be entitled to recover reasonable attorneys' fees and expenses and other associated costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.



                                   ARTICLE 21
                                  MISCELLANEOUS

SECTION 21.1  INTERPRETATION

         The Parties are sophisticated and have been represented by counsel during the negotiation of this Master Agreement. As a result, the Parties believe the presumption of any laws or rules relating to the interpretation of contracts against the drafter thereof should not apply, and hereby waive any such presumption.

SECTION 21.2  BINDING NATURE AND ASSIGNMENT

         Neither Party may assign, voluntarily or by operation of law, this Master Agreement or any of its rights or obligations under this Master Agreement without the prior written consent of the other Party; provided, that Customer may assign this Master Agreement or its rights and obligations hereunder to an Affiliate or successor in interest. Subject to the foregoing, this Master Agreement shall be binding on the Parties and their respective successors and assigns.


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SECTION 21.3  EXPENSES

         In this Master Agreement, unless otherwise specifically provided, all costs and expenses (including the fees and disbursements of legal counsel) incurred in connection with this Master Agreement, and the completion of the transactions contemplated by this Master Agreement shall be paid by the Party incurring such expenses.

SECTION 21.4  AMENDMENT AND WAIVER

         This Master Agreement may not be modified, amended, or in any way altered except by written document duly executed by both of the Parties hereto. No waiver of any provision of this Master Agreement, nor of any rights or obligations of any Party hereunder, will be effective unless in writing and signed by the Party waiving compliance, and such waiver will be effective only in the specific instance, and for the specific purpose, stated in such writing. No waiver of breach of, or default under, any provision of this Master Agreement will be deemed a waiver of any other provision, or of any subsequent breach or default of the same provision, of this Master Agreement.

SECTION 21.5  FURTHER ASSURANCES; CONSENTS AND APPROVALS

         Each Party shall provide such further documents or instruments required by the other Party as may be reasonably necessary or desirable to give effect to this Master Agreement and to carry out its provisions. Whenever this Master Agreement requires or contemplates any action, consent or approval, such Party shall act reasonably and in good faith and (unless the Agreement expressly allows exercise of a Party's sole discretion) shall not unreasonably withhold or delay such action, consent or approval.

SECTION 21.6  PUBLICITY

         Each Party shall submit to the other all advertising, written sales promotion materials and materials containing Confidential Information relating to this Master Agreement or materials in which the other Party's name or mark is mentioned, and shall not publish or use such advertising, written sales promotion materials, or materials containing Confidential Information or such name or mark without the other Party's written consent.

SECTION 21.7  SEVERABILITY

         Any provision in this Master Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 21.8  ENTIRE AGREEMENT

         This Master Agreement, including the Appendices hereto, constitutes the entire agreement between the Parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the Parties pertaining to the subject matter hereof.


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SECTION 21.9  NOTICES

         Except as expressly otherwise stated herein, all notices, requests, consents, approvals, or other communications provided for, or given under, this Master Agreement, shall be in writing, and shall be deemed to have been duly given to a Party if delivered personally, or transmitted by facsimile to such Party at its telecopier number set forth below, or sent by first class mail or overnight courier to such Party at its address set forth below, or at such other telecopier number or address, as the case may be, as shall have been communicated in writing by such Party to the other Party in accordance with this Section. All notices shall be deemed given when received in the case of personal delivery or delivery by mail or overnight courier, or when sent in the case of transmission by facsimile upon electronic confirmation of receipt.

         Notices to Customer shall be addressed as follows:

                           Chief Executive Officer
                           University of Pennsylvania Health System
                           21 Penn Tower
                           3400 Spruce Street
                           Philadelphia, Pa.  19104
                           Telephone No.:  (215) 898-5181 and (215) 662-2203
                           Telecopier No.:  (215) 898-5607 and (215) 662-7625

         With a copy to the attention of Customer's counsel at:

                           Vice President and
                           General Counsel
                           Office of the General Counsel
                           University of Pennsylvania Health System
                           133 South 36th Street, Suite 300
                           Philadelphia, Pa.  19104
                           Telephone No.:  (215) 746-5210
                           Telecopier No.:  (215) 746-5301

         And a copy to the attention of the Customer Contract Executive at:

                           Chief Information Officer
                           3550 Market Street, Suite 300
                           Philadelphia, Pa.  19104
                           Telephone No.:  (215) 349-8433
                           Telecopier No.:  (215) 349-8442


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         Notices to Supplier shall be addressed as follows:

                           President
                           111 W. Ocean Blvd., 4th Floor
                           Long Beach, CA  90802
                           Telephone No.:  (562) 624-5200
                           Telecopier No.:  (562) 432-5774

         with a copy to the attention of Supplier's counsel at:

                           General Counsel
                           111 W. Ocean Blvd., 4th Floor
                           Long Beach, CA  90802
                           Telephone No.:  (562) 624-5395
                           Telecopier No.:  (562) 983-9384

         And a copy to the attention of the Supplier Contract Executive at:

                           FCG Management Services Contract Executive
                           3550 Market Street, Suite 300
                           Philadelphia, Pa.  19104
                           Telephone No.:  (215) 349-8433
                           Telecopier No.:  (215) 349-8442

SECTION 21.10  SURVIVAL

         All provisions of this Master Agreement which contemplate performance or observance following the expiration or earlier termination of this Master Agreement, will survive any such expiration or earlier termination, and the expiration of the Term. Additionally, all provisions of this Master Agreement will survive the expiration or earlier termination of this Master Agreement to the fullest extent necessary to give the Parties the full benefit of the bargain expressed herein.

SECTION 21.11  INDEPENDENT CONTRACTORS

         This Master Agreement will not be construed to constitute either Party as a representative, agent, employee, partner, or joint venturer of the other. Supplier will be an independent contractor for the performance under this Master Agreement. Supplier will not have the authority to enter into any agreement, nor to assume any liability, on behalf of Customer, nor to bind or commit Customer in any manner. Supplier Employees who provide Services pursuant to this Master Agreement hereunder or who are located on Customer's premises shall remain Supplier Employees, and Supplier will have sole responsibility for such Supplier Employees including responsibility for payment of compensation to such personnel. Notwithstanding the foregoing, however, Supplier shall owe a fiduciary duty to Customer with regard to the preservation and protection of all Customer funds, Business Records and Data, and Confidential Information that may be in Supplier's possession or control for purposes of facilitating the provision of Services under this Master Agreement.


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SECTION 21.12  THIRD PARTY BENEFICIARIES

         Except as specifically provided for in this Master Agreement, nothing in this Master Agreement, express or implied, is intended to confer any rights, benefits, remedies, obligations or liabilities on any person (including, without limitation, any employees of the Parties) other than the Parties or their respective successors or permitted assigns.

SECTION 21.13  COUNTERPARTS

         This Master Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.

SECTION 21.14  CONTINGENCY

         The effectiveness of this Master Agreement is conditioned upon Customer's receipt of an opinion of bond counsel satisfactory to Customer that the financial arrangements of this Master Agreement are in compliance with the provisions of Revenue Procedure 97-13, 1997-5 I.R.B. 18 and other applicable provisions of law not later than March 1, 2001.

         IN WITNESS WHEREOF the Parties have executed this Master Agreement as of the day and year first above written.

TRUSTEES OF THE UNIVERSITY OF PENNSYLVANIA,
     Owner and Operator of the
     THE UNIVERSITY OF PENNSYLVANIA HEALTH SYSTEM and its AFFILIATES

By: /s/ Robert D. Martin
    ---------------------------

Name: Robert D. Martin
      -------------------------

Title: Interim CEO
       --------------------------

FCG MANAGEMENT SERVICES, LLC


By: /s/ Steven Heck
    ---------------------------

Name: Steven Heck
      -------------------------

Title: President
       --------------------------


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